SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

THE COOPER COMPANIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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February 5, 2021

Dear Stockholder:

You are cordially invited to join us at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of The Cooper Companies, Inc. (the “Company” or “Cooper”), which will be held at 8:00 a.m. (Pacific time) on March 17, 2021 at our corporate headquarters at 6101 Bollinger Canyon Road, Suite 500, San Ramon, California. Please refer to the proxy statement for information about COVID-19 measures that will be in place for the meeting.

At the Annual Meeting we will ask our stockholders to vote on the proposals detailed in our Proxy Statement and related materials. We will be providing access to our proxy materials electronically under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, beginning on or about February 5, 2021, we are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to many of our stockholders instead of a paper copy of this Proxy Statement and our 2020 Annual Report on Form 10-K (the “Annual Report”). This approach conserves natural resources and reduces our printing and distribution costs, while providing a timely and convenient method of accessing the materials and voting.

The Notice contains instructions on how to access our materials through the internet and also contains instructions on how to receive a paper copy of our proxy materials, including the Proxy Statement, our 2020 Annual Report, and a form of proxy card or voting instruction card. All stockholders who do not receive a Notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail.

Your vote is important. Regardless of whether you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by proxy by following the instructions on the proxy card or voting instruction card. Voting may be done over the internet, by telephone, or by mail (if you received paper copies of the proxy materials). Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.

We look forward to seeing you at the Annual Meeting.

Sincerely,

A. Thomas Bender

Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

THE COOPER COMPANIES, INC.

6101 Bollinger Canyon Road, Suite 500

San Ramon, CA 94583

Meeting Date:	Wednesday, March 17, 2021

Meeting Time:	8:00 a.m. (Pacific time)

Location:	CooperCompanies Headquarters 6101 Bollinger Canyon Road, Suite 500 San Ramon, California

Admission:	All stockholders are cordially invited to attend the Annual Meeting in person.

Agenda:

1.   Elect seven directors to our Board;

2.   Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2021;

3.   Hold an advisory vote on the compensation of our Named Executive Officers; and

4.   Transact any other business that may properly come before the meeting.

Stockholders of record at the close of business on Thursday, January 21, 2021, or their legal proxy holders, will be entitled to vote at the Annual Meeting.

On or about February 5, 2021, we will mail either (1) a Notice of Internet Availability of Proxy Materials (the “Notice”) or (2) a copy of this Proxy Statement and our Annual Report for the fiscal year ended October 31, 2020. The Notice will also contain instructions on how to request a paper copy of our proxy materials.

You may vote by following the instructions on the Notice or by using the proxy card accompanying the paper copy of materials. If phone or internet voting is available to you, instructions will be included on your proxy card.

YOUR VOTE IS IMPORTANT TO US. Regardless of whether you plan to attend the Annual Meeting, we encourage you to vote your shares as soon as possible to ensure that your vote is recorded. We look forward to your participation.

By Order of the Board of Directors

Mark J. Drury

Secretary

Dated: February 5, 2021

THE ANNUAL MEETING

Date and Time:	Wednesday, March 17, 2021 at 8:00 a.m. (Pacific time)

Location:	6101 Bollinger Canyon Road, Suite 500
San Ramon, California 94583

Notice Mailing Date:	February 5, 2021

Record Date:	January 21, 2021

We intend to hold our Annual Meeting in person. We are actively monitoring the situation with regard to COVID-19 and are sensitive to health and travel concerns, as well as the requirements of state and local health authorities. We will have social distancing arrangements in place and face coverings will be required for all attendees. Additionally, there will be a mandatory health screening and temperature check required for entry to the building. If you have a fever or other symptoms of COVID-19, you will not be permitted to attend the meeting in person.

This Proxy Statement is presented on our behalf by order of the Board of Directors. It contains information about our Company and the proposals to be presented at the Annual Meeting.

Throughout this Proxy Statement, we may also refer to various documents that are available on our website. The content posted on, or accessible through, our website is not incorporated by reference into this Proxy Statement or any of our filings with the SEC and may be revised by us (in whole or in part) at any time and from time to time.

We have also furnished our Annual Report to all stockholders of record. The Annual Report contains our financial statements for the fiscal year ended October 31, 2020 and other useful information, but it is not part of the materials for the solicitation of proxies.

WE STRONGLY ENCOURAGE YOU TO VOTE.

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PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

Proposal 1 – Election of Seven Directors	PAGE 50

BOARD RECOMMENDATION: ✓ For Each Director

VOTE REQUIREMENT: MAJORITY OF VOTES CAST

You are being asked to vote on the election of the seven directors listed below. Each director nominee is elected annually. We have two directors who will not be standing for reelection in March 2021. Additional information about all current directors and selection of nominees can be found beginning on page 3.

	Committee Memberships

Name	Director Since	Age	Audit	Corp.Gov. & Nom.	Org. & Comp.	Indep.	Other Public Boards
Colleen E. Jay	2016	58		♦	❖	I	1

William A. Kozy	2016	68	♦	❖	♦	I	1
Jody S. Lindell	2006	69	❖	♦		I	1

Teresa S. Madden	2020	64	♦			I	1
Gary S. Petersmeyer	2013	73	♦		♦	I	--

Robert S. Weiss	1996	74					--

Albert G. White III (CEO)	2018	51					--

Proposal 2 – Ratification of KPMG LLP	PAGE 58

BOARD RECOMMENDATION: ✓ For

VOTE REQUIREMENT: MAJORITY OF VOTES CAST

The Audit Committee has appointed the firm of KPMG LLP to act as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending October 31, 2021. You are being asked to ratify this appointment.

Proposal 3 – Advisory Vote on Executive Compensation	PAGE 60

BOARD RECOMMENDATION: ✓ For

VOTE REQUIREMENT: MAJORITY OF VOTES CAST

You are being asked to vote, on an advisory basis, on the compensation of the following Named Executive Officers (“NEOs”). Information regarding our compensation practices and the compensation of our NEOs in the 2020 fiscal year can be found below in our Compensation Discussion & Analysis starting on page 19.

Name	Title
Albert G. White III	President & Chief Executive Officer

Brian G. Andrews	Executive Vice President, Chief Financial Officer & Treasurer
Daniel G. McBride	Executive Vice President & Chief Operating Officer / President, CooperVision, Inc.

Holly R. Sheffield	President, CooperSurgical, Inc.
Robert D. Auerbach, M.D.	Former President, CooperSurgical, Inc. / Former Special Advisor to the CEO

We are not aware of any other business to be brought before the meeting. If any additional business is properly brought before the meeting, the designated officers serving as proxies will vote in accordance with their best judgment.

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ABOUT OUR BOARD OF DIRECTORS

Our Board of Directors has nine members as of the date of this Proxy Statement. All directors are elected annually by a majority of votes cast.

	Committee Memberships

Current Directors	Since	Age	Audit	Corp. Gov. & Nom.	Org. & Comp.	Indep.	Other Public Boards
A. Thomas Bender* (Chairman)	1994	81				I	--

Allan E. Rubenstein, M.D.* (Lead Director)	1992	76		♦		I	--
Colleen E. Jay	2016	58		♦	❖	I	1

William A. Kozy	2016	68	♦	❖	♦	I	1
Jody S. Lindell	2006	69	❖	♦		I	1

Teresa S. Madden	2020	64	♦			I	1
Gary S. Petersmeyer	2013	73	♦		♦	I	--

Robert S. Weiss	1996	74					--
Albert G. White III (CEO)	2018	51					--

            I – Independent                        ❖ - Committee Chair                        ♦ – Committee Member

     * Mr. Bender and Dr. Rubenstein will not stand for re-election in 2021.

Current Director Statistics

Board Leadership

We maintain separate positions for the Chairman and Chief Executive Officer (CEO). We also maintain an independent Lead Director position. We feel this division provides a balance between the independence of our directors and the experience of our officers. Our current Chairman has significant business experience with the Company but has also been affirmatively determined to be independent by our Board. We feel that maintaining a separation between the Chair and the CEO provides for strong, knowledgeable leadership of the Board separate from the CEO’s immediate, day-to-day involvement with the Company.

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Director Independence

All of our directors, except Messrs. Weiss and White, have been determined by the Board to be independent. Mr. White is our current CEO and Mr. Weiss previously served as our CEO and became a Non-Employee Director on January 1, 2019.

In making determinations regarding independence, the Board considers the objective requirements for independence set forth by the New York Stock Exchange (“NYSE”) and the SEC and has confirmed that each independent director has no relationship to the Company, either directly or indirectly, other than as a stockholder of the Company or through their service on the Board. The Board and its committees conduct regular self-evaluations and review director independence and committee composition to ensure continued compliance with applicable regulations.

Additionally, under our Corporate Governance Principles, directors are not permitted to serve on the boards of more than two other public companies while they serve on our Board; provided, that the Board may make exceptions to this standard as it deems appropriate in the interest of our stockholders. We do not limit service on private company boards of directors or with non-profit organizations. The Board considers these affiliations and professional relationships on a case by case basis to ensure there are no conflicts of interest with the Company or other factors that would impair the relevant Non-Employee Director’s independence from the Company.

DIRECTOR NOMINATION PROCESS

The Corporate Governance & Nominating Committee (the “CGNC”) is responsible for identification and recommendation of qualified candidates to present to the Board for consideration as director nominees. As part of this responsibility, the CGNC annually considers the size, composition, and responsibilities of the Board. The CGNC considers the background and skills of the current board members, the needs of the Board, and the qualifications of any potential candidates prior to making recommendations regarding nominations.

Stockholder nominations must be received on a timely basis and meet the criteria set forth below and in the information on Stockholder Proposals and Nominations for Director on page 65.

Criteria for Nominees

The CGNC has set minimum criteria which must be met by any director candidate as follows:

(1)	meet the objective independence requirements set forth by the SEC and NYSE (other than executive nominees);

(2)	exhibit strong personal integrity, character, and ethics, and a commitment to ethical business and accounting practices;

(3)	demonstrate an understanding of and commitment to good governance practices and the fiduciary responsibilities expected of a director;

(4)	have an appropriate educational background and significant business or professional experience;

(5)	not serve on more than two other public company boards;

(6)	not be involved in on-going litigation with us or be employed by an entity which is engaged in such litigation; and

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(7)	not be the subject of any on-going criminal investigations, including investigations for fraud or financial misconduct.

The CGNC also considers whether a candidate has any special expertise, skills, or background that would be of particular benefit to the Company. The CGNC seeks candidates who demonstrate an understanding of financial statements and financial matters, and who offer business and managerial experience that will complement the experience of current directors and provide additional depth of knowledge in areas that will benefit the Board in its oversight of our business.

Diversity and Inclusion

In addition to these minimum standards, the CGNC believes it is important to have directors from various backgrounds and professions in order to ensure that the Board has a wealth of experiences to inform its decisions. Consistent with this philosophy, the CGNC is committed to including in each search, candidates who reflect diverse backgrounds, including, but not limited to, diversity of gender and race.

Board Refreshment

The Board has not adopted formal term limits or retirement age requirements, as it believes these are arbitrary and limit the ability to retain directors with valuable experience and company knowledge. However, the Board is committed to refreshment of the board of directors on a regular basis to ensure a balance of new ideas with experienced leadership.

In furtherance of this commitment, the Board has worked actively to develop internal policies and practices to ensure regular refreshment of appointments and the CGNC has developed a succession planning framework to ensure continued refreshment of Board appointments.

Four of our current directors joined the Board within the past five years and our two longest tenured directors have indicated their intention to retire as of the Annual Meeting, at which time over half of our directors will have served for no more than ten years. The Board views this as a meaningful advancement of its efforts to refresh its membership and expects to continue these efforts going forward.

BOARD COMMITTEES

The Board currently maintains three standing committees as described below. Committee membership is determined by the Board and reviewed regularly. As required by the SEC and NYSE, all members of our Audit Committee, Corporate Governance & Nominating Committee, and Organization & Compensation Committee are independent directors. At the Board’s discretion, other committees may include directors who have not been determined to be independent.

Each committee maintains a written charter detailing its authority and responsibilities. These charters are updated periodically as legislative and regulatory developments and business circumstances warrant.

Our committee charters are available in their entirety on our website at http://investor.coopercos.com/corporate-governance.

The Audit Committee provides advice with respect to our financial matters and assists the Board in fulfilling its oversight responsibilities regarding: (i) the quality and integrity of our financial

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statements, (ii) our compliance with legal and regulatory requirements, (iii) review of our potential risk factors, (iv) the qualifications, independence, and performance of the independent registered public accounting firm serving as auditors of the Company, (v) retention and engagement of the independent registered public accounting firm, and (vi) the performance of the Company’s Internal Audit function and internal controls. The Audit Committee advises and makes recommendations to the Board regarding our financial, investment, and accounting procedures and practices.

The Organization & Compensation Committee (the “OCC”) reviews and approves all aspects of the compensation paid to our Chief Executive Officer and all executives identified by the OCC as officers under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The OCC also approves all compensation for employees whose total combined annual base salary plus target non-equity incentive bonus is $750,000 or greater, regardless of whether they have been designated as officers under Section 16(a) of the Exchange Act. Members of the OCC are not eligible to participate in any of our executive compensation programs.

The OCC also approves the composition of our peer group for comparative compensation review, approves all awards under our equity and non-equity incentive bonus plans, and has approval authority for agreements providing for the payment of benefits following a change in control of the Company, severance following a termination of employment, or any other special arrangement with executive officers or employees which would affect their compensation. The OCC also oversees succession planning, diversity & inclusion objectives, and management development programs designed to strengthen our internal pool of candidates for executive level positions and promote mentoring of senior level employees.

The Corporate Governance & Nominating Committee (the “CGNC”) develops, implements, and maintains the corporate governance standards by which we conduct business, and advises and makes recommendations to the Board concerning our primary governance policies. The CGNC meets with the Chief Executive Officer and senior corporate staff as it deems appropriate to fulfill its obligations with regard to our corporate governance standards. The CGNC also performs the functions described under Director Nomination Process on page 4 and has oversight for our Environmental, Social and Governance (“ESG”) initiatives as discussed in more detail on page 9.

Meetings

The Board and its committees met as follows during our most recent fiscal year:

Number of Meetings
Board of Directors	7

Audit Committee	7
Organization & Compensation Committee	4

Corporate Governance & Nominating Committee	4

The Non-Employee Directors hold executive sessions in connection with regular meetings of the Board and more often as they deem appropriate. Either Mr. Bender, as Chair, or Dr. Rubenstein, as Lead Director, presides over executive sessions.

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During the 2020 fiscal year, each director attended all of the board meetings and meetings of committees on which the director served. Currently we do not maintain a formal policy regarding director attendance at the Annual Meeting. Due to COVID-19 limitations, Mr. White was the only director that attended the 2020 Annual Meeting.

BOARD OF DIRECTORS’ ROLE IN RISK OVERSIGHT

General

Our Board of Directors recognizes the importance of appropriate oversight of potential business risks in running a successful operation and meeting its fiduciary obligations to our business and our stockholders. While our management team has responsibility for the day-to-day assessment and management of potential business risks, the Board maintains responsibility for ensuring an appropriate culture of risk management and setting the proper “tone at the top.”

In this function, the Board, directly and through its committees, takes an active role in overseeing our aggregate risk potential and in assisting management with addressing specific risks, including competitive, legal, regulatory, operational, and financial risks. Each committee of the Board regularly reviews risks related to its area of focus and management’s Global Risk Committee provides updates to the Board and Audit Committee regarding key business risks and management efforts to mitigate identified risks.

Risk and Compensation

The OCC regularly reviews and assesses the possible risks related to our compensation programs. Based on this assessment, the OCC has concluded that the structure of our compensation programs does not create unreasonable risk or the likelihood of a material adverse impact on the Company.

In making this determination, the OCC considered possible compensation-based risks and means by which potential risks may be mitigated, including through the operation of our internal control structure and the Committee’s oversight. The OCC also considered the structure of our compensation programs, including:

•	the use of a combination of short- and long-term compensation programs to create a balanced mix of pay components for our executives;

•	equity ownership guidelines for our senior executives to strengthen the connection between executive and stockholder interests;

•

capped bonus targets and recoupment provisions under short-term incentive plans to reduce the risk that executives would be motivated to maximize performance in a specific period over long-term goals; and

•	double-trigger change-in-control provisions in employment agreements with our NEOs to prevent guaranteed payouts (see “Potential Payments on Termination” on page 44).

Management Succession Planning

At least annually, and more often as deemed appropriate, the OCC meets with management to discuss succession plans for our executive management, including our Chief Executive Officer. Succession plans are designed to allow for an orderly transition of the top executive posts either in the ordinary course of business or in response to emergency situations. Management develops and presents plans for identification, mentoring, and continuing development of potential internal

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candidates for executive leadership positions. The Committee provides oversight, input, and recommendations with regard to the criteria to be used for identification of potential candidates for succession to leadership positions. The Committee also meets with individual members of management occasionally throughout the year to assess leadership development within the executive team.

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CORPORATE GOVERNANCE

We have an ongoing commitment to good governance and business practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our policies and practices in light of such developments. We seek to comply with the rules and regulations promulgated by the SEC and the NYSE and implement other corporate governance practices we believe are in the best interest of the Company and its stockholders.

In keeping with this commitment:

•	All members of our Board are independent other than Mr. White and Mr. Weiss (our current and prior Chief Executive Officers);

•	All members of the committees of our Board are independent;

•	Board members stand for re-election annually and our corporate Bylaws include a majority voting standard for the election of our directors;

•	Our Bylaws include proxy access provisions;

•	The Board is active in oversight of risk and risk management;

•	We do not maintain a stockholder rights plan (“poison pill”); and

•	We are committed to corporate social responsibility and sustainability.

Additionally, we maintain various corporate policies, discussed in more detail below, that reflect our dedication to good governance. We believe that the policies and practices currently in place enhance our stockholders’ interests.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE INITIATIVES

We believe that conducting business in a socially and environmentally responsible manner is important to our long-term success and the future of our planet. Recognizing the significant impact that environmental, social, and governance (“ESG”) issues have on our ability to achieve sustainable growth, we have been actively developing initiatives to make sustainability and corporate responsibility a key focus of our business.

To better support these initiatives from the top down, our Corporate Governance & Nominating Committee has added oversight responsibility for ESG matters to its charter and the Board has increased the frequency of ESG discussions at its meetings.

Key highlights for the 2020 fiscal year include:

•	Continued enhancement of our employee experience and human capital management initiatives, including:
o

Elevated focus on diversity & inclusion through signing the CEO Action for Diversity & Inclusion™ Pledge and establishing a Global Inclusion Council comprised of leaders from across the Company that have a key role in shaping our inclusion strategy;

o	Began roll-out of a new Performance Enablement Process for employees and publicly disclosed our commitment to pay equity for employees globally;

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o	Launched new Employee Resource Groups (ERGs) under direction of the Global Inclusion Council, with our first ERG to support employees of African descent launching at the end of the 2020 fiscal year;
o	Achieved our strongest employee engagement scores to date, and for the 3rd consecutive year were certified as a Great Place to Work; and
o	Received recognition from Fortune magazine as one of the Top 10 Best Large Workplaces in Manufacturing and Production.
•

Obtained LEED® Silver certification of our Juana Díaz, Puerto Rico manufacturing plant, which expanded the number of our facilities certified to internationally-recognized standards for sustainable buildings;

•

Began procuring Renewable Energy Certificates to source 100% wind-derived electricity at our CooperSurgical Paragard facility, as part of efforts across CooperCompanies to increase renewable energy sourcing;

•	Furthered implementation of ESG long-term planning initiatives, including the addition of a dedicated senior leader with responsibility for ESG projects; and
•

Made the health and wellbeing of our 12,000 plus employees and their families a top priority during the COVID-19 pandemic, including instituting robust safety programs within our facilities and maintaining compensation of employees at pre-pandemic levels regardless of facility status.

For more information about our ESG initiatives, we encourage you to visit our website at http://www.coopercos.com/corporate-responsibility.

CORPORATE GOVERNANCE POLICIES

Corporate Governance Principles

We maintain a set of Corporate Governance Principles which specify our standards for director qualifications, director responsibilities, Board committees, director access to our executive officers and employees, director orientation and continuing education, and performance evaluations of the Chief Executive Officer and of the Board and its committees. The Principles also address compensation and stock ownership requirements for our Non-Employee Directors (discussed in more detail in the section on Director Compensation starting on page 47). The Principles are available in their entirety on our website at http://investor.coopercos.com/corporate-governance.

Ethics and Business Conduct Policy

Our Ethics and Business Conduct Policy, or Ethics Policy, applies to all of our employees, executive officers, and non-employee directors, including the Chief Executive Officer and Chief Financial Officer. Employees are encouraged to report any conduct that they believe in good faith to be an actual or apparent violation of the Ethics Policy.

The Ethics Policy includes provisions relating to: (i) conflicts of interest, (ii) the protection and proper use of Company assets, (iii) relationships with customers, suppliers, competitors and associates, (iv) government relations and anti-corruption regulations, and (v) compliance with laws and regulations, including laws and regulations relating to insider trading, equal employment opportunity, harassment, health and safety.

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The Ethics Policy is translated into multiple languages to facilitate readability and all employees receive a copy of the Ethics Policy both at their date of hire and annually. The Ethics Policy is also posted on our internal web pages for ease of access and is available in its entirety on our website at http://investor.coopercos.com/corporate-governance.

Amendments to the Ethics Policy and any waivers from the Ethics Policy granted to directors or executive officers will be made available through our website. As of the date of this proxy statement, no waivers have been requested or granted.

Stock Trading Policy: Hedging & Pledging

We have implemented a Stock Trading Policy that applies to our senior executives, including our NEOs and all members of the Board of Directors. Under this Policy, trading in Company securities is prohibited except during specifically designated windows. Additionally, executives and members of the Board are prohibited from engaging in various trading practices which would suggest speculation in our securities, including short sales, puts, calls, forward sales, equity swaps, or other hedging transactions. Our policy does permit executives and members of the Board to pledge securities as collateral, but only upon prior notice to, and approval from, the Company.

Procedures for Handling Accounting Complaints

The Audit Committee has established procedures for receipt and handling of potential complaints we may receive regarding accounting, internal accounting controls, or auditing matters, and to allow for the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters. In furtherance of this goal, we have established a confidential reporting system managed by an independent third-party vendor through which employees may report concerns about our business practices. The reporting system provides both a telephone hotline and online reporting options in multiple languages.

RELATED PARTY TRANSACTIONS

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants. The Company’s legal and governance staff is primarily responsible for monitoring and obtaining information from the directors and executive officers with respect to related party transactions and for then determining, based on the facts and circumstances, whether the Company or a related party has a direct or indirect material interest in the transaction.

Management reports related party transactions to the Corporate Governance & Nominating Committee in accordance with written policy and the Committee reviews and approves (or ratifies) all transactions between the Company and related parties that are required to be disclosed under SEC rules.

Under this policy, certain transactions have been deemed by the Committee to be pre-approved or ratified even if the aggregate amount involved exceeds thresholds that would otherwise require disclosure as follows:

•	Compensation paid for service as a Non-Employee Director or executive officer of the Company;

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•	Transactions with other companies where the related person’s only relationship is as a director and/or beneficial owner of less than 10% of that company’s equity interests;

•

Transactions where the related person’s only interest arises from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis (such as payment of regular dividends or stock splits);

•	Transactions between parent and subsidiary entities within the Company’s subsidiary structure, joint ventures, equity investments, and limited liability entities;

•	Transactions where the rates or charges are regulated by law or government authority; and

•	Transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

KPMG LLP, as our independent registered public accounting firm, reviews our controls around the identification and reporting of related party transactions as required by current accounting and auditing standards.

We have determined that there were no material related party transactions during the 2020 fiscal year.

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OWNERSHIP OF THE COMPANY

PRINCIPAL SECURITYHOLDERS

The following table contains information regarding all individuals or groups who have advised us that they own more than five percent (5%) of the outstanding shares of our common stock. Information is presented as of the Record Date.

Name & Address of Beneficial Owner	Aggregate # of Shares Beneficially Held	Percentage of Shares

The Vanguard Group, Inc. (1) 100 Vanguard Blvd. Malvern, PA 19355	5,618,290	11.450%

T. Rowe Price Associates, Inc. (2) 100 E. Pratt Street Baltimore, MD 21202	5,218,202	10.600%

BlackRock, Inc. (3) 55 East 52nd Street New York, NY 10022	3,854,015	7.800%

Janus Henderson Group PLC (4) 201 Bishopsgate London, United Kingdom EC2M 3AE	2,998,127	6.100%

(1)

Based on information disclosed in a Schedule 13G/A filed by The Vanguard Group, Inc. on February 12, 2020. The Vanguard Group beneficially owns and has the sole power to dispose of or direct the disposition of 5,533,803 of these shares and has the shared power to dispose of or direct the disposition of 84,487 of these shares; and has the sole power to vote or to direct the vote of 72,974 of these shares and has shared power to vote 15,106 of these shares.

(2)

Based on information disclosed in a Schedule 13G/A filed by T. Rowe Price Associates, Inc. on February 14, 2020. T. Rowe Price Associates beneficially owns and has the sole power to dispose of or direct the disposition of all 5,218,202 of these shares and has the sole power to vote or to direct the vote of 1,809,530 of these shares.

(3)

Based on information disclosed in a Schedule 13G/A filed by BlackRock, Inc. on January 29, 2021. BlackRock, Inc., directly and through its subsidiaries, beneficially owns, and has the sole power to dispose of or direct the disposition of all 3,854,015 of these shares and has the sole power to vote or direct the vote of 3,350,017 of these shares.

(4)

Based on information disclosed in a Schedule 13G filed by Janus Henderson Group PLC (“Janus”) on February 13, 2020. Janus has the shared power to dispose of or direct the disposition of and to vote or direct the voting of all 2,998,127 of these shares.

SECURITIES HELD BY INSIDERS

The following table contains information regarding ownership of our common stock by each of our directors, the executives named in the Summary Compensation Table, and all of the current directors and executive officers as a group. The figures in this table represent sole voting and investment power except where otherwise indicated.

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	Common Stock Beneficially Owned as of January 21, 2021

Name of Beneficial Owner	Number of Shares		Percentage of Shares
Brian G. Andrews	27,561	(1)	*
Robert D. Auerbach, M.D.	11,940	(2)	*
A. Thomas Bender	28,618	(3)	*
Colleen E. Jay	5,424	(4)	*
William A. Kozy	5,694	(5)	*
Jody S. Lindell	32,395	(6)	*
Teresa S. Madden	87		*
Daniel G. McBride	179,489	(7)	*
Gary S. Petersmeyer	6,202	(8)	*
Allan E. Rubenstein, M.D.	3,191		*
Holly R. Sheffield	17,217	(9)	*
Robert S. Weiss	292,320	(10)	*
Albert G. White III	232,656	(11)	*
All current directors and executive officers as a group (15 persons)	856,785		1.7%
*	Less than 1% ownership.

(1)	Includes 24,361 shares which Mr. Andrews could acquire upon the exercise of currently exercisable stock options.
(2)

Includes 9,483 shares which Dr. Auerbach could acquire upon the exercise of currently exercisable stock options. Dr. Auerbach subsequently retired as of February 1, 2021 and, under the terms of his Transition and Retirement Agreement and the associated stock option award agreements, all exercisable options will remain exercisable for a period of three years from the date of his retirement or the original expiration date.

(3)	Includes 10,000 shares which Mr. Bender could acquire upon the exercise of currently exercisable stock options.
(4)	Includes 1,766 shares which Ms. Jay could acquire upon the exercise of currently exercisable stock options.
(5)	Includes 1,766 shares which Mr. Kozy could acquire upon the exercise of currently exercisable stock options.
(6)

Includes 13,591 shares which Ms. Lindell could acquire upon the exercise of currently available stock options; all of Ms. Lindell’s exercisable options are held by estate planning trusts in which Ms. Lindell maintains 50% or greater control.

(7)	Includes 145,316 shares which Mr. McBride could acquire upon the exercise of currently exercisable stock options.
(8)

Includes 4,864 shares which Mr. Petersmeyer could acquire upon the exercise of currently available stock options; all of these exercisable options are held by an estate planning trust in which Mr. Petersmeyer maintains 50% or greater control.

(9)	Includes 14,134 shares which Ms. Sheffield could acquire upon the exercise of currently exercisable stock options
(10)	Includes 150,239 shares which Mr. Weiss could acquire upon the exercise of currently exercisable stock options.
(11)	Includes 191,226 shares which Mr. White could acquire upon the exercise of currently exercisable stock options.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates under a written charter adopted by the Board in December 2003 and most recently amended in March 2017. The Audit Committee’s charter is available in its entirety on our website at http://investor.coopercos.com/corporate-governance.

Our Board has determined that all members of the Audit Committee are independent directors and are financially literate as required by the NYSE. Our Board has also determined that Ms. Lindell and Ms. Madden each meet the qualifications of an audit committee financial expert as defined by the SEC.

The Audit Committee’s primary duties and responsibilities relate to:

•	The reliability and integrity of our accounting policies and financial reporting and financial disclosure practices;

•	Establishment and maintenance of processes by management to assure that an adequate and effective system of internal controls exists within the Company; and

•	Engagement, retention, and termination of our independent registered public accounting firm.

The Audit Committee provides advice with respect to our financial matters and assists the Board in fulfilling its oversight responsibilities regarding: (i) the quality and integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) review of our potential risk factors, (iv) the qualifications, independence and performance of KPMG LLP (“KPMG”), in its role as our independent registered public accounting firm, (v) retention and engagement of KPMG, (vi) the performance of our internal audit function, and (vii) review of our internal controls and risk management procedures.

Management is responsible for the Company’s internal controls and the financial reporting process. To support this work, management has engaged Ernst & Young LLP as a co-source partner in providing audit support to assist the Company’s internal audit team.

KPMG, as the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report on the audit process. The Audit Committee’s responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and KPMG regarding the fair and complete presentation of the Company’s financial results.

The Audit Committee held 7 meetings during the 2020 fiscal year, including regular meetings in conjunction with the close of each fiscal quarter, during which the Audit Committee reviewed and discussed the Company’s financial statements with management and KPMG. These Audit Committee meetings routinely include executive sessions of the committee, as well as private sessions with each of KPMG, Internal Audit, and management.

The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended October 31, 2020 with management and KPMG, and management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with United States generally accepted accounting principles (GAAP). The Audit Committee discussed with KPMG the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301 “Communication with Audit Committees.”

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The Audit Committee also reviewed and discussed with KPMG, Internal Audit, and management the processes and procedures associated with our assessment of internal controls over financial reporting, including management’s assessment of such controls.

The Audit Committee maintains policies and procedures for the pre-approval of work performed by KPMG. Under its charter, the Audit Committee must approve all engagements in advance. All engagements with estimated fees above $150,000 require consideration and approval by the full Audit Committee. The Chair of the Audit Committee has the authority to approve on behalf of the full Audit Committee all engagements with fees estimated to be below $150,000. Management recommendations are considered in connection with such engagements, but management has no authority to approve engagements.

In the 2020 fiscal year, the Audit Committee received both the written disclosures and the letter from KPMG that are mandated by applicable requirements regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and the Audit Committee discussed KPMG’s independence from the Company with the lead engagement partner. The Audit Committee or its Chair approved all audit services provided by KPMG for the fiscal year ended October 31, 2020 prior to the work being performed. The total fees paid or payable to KPMG for the last two fiscal years are as follows:

	Fiscal Year Ended

	October 31, 2020	October 31, 2019
Audit Fees	$4,120,350	$5,404,750

Audit Related Fees	$-0-	$-0-
Tax Fees	$-0-	$-0-

All Other Fees(1)	$2,500	$-0-

(1) Amounts in “All Other Fees” represent amounts paid for project management training provided by KPMG

Based on the Audit Committee’s discussions with KPMG, Internal Audit, and management, the Audit Committee’s review of the representations of management, the certifications of the Chief Executive Officer and Chief Financial Officer, and the written disclosures and the letter from KPMG to the Audit Committee, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2020 for filing with the SEC.

THE AUDIT COMMITTEE

Jody S. Lindell (Chair)

William A. Kozy

Gary S. Petersmeyer

Teresa S. Madden

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EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is information regarding our current executive officers and other senior employees named in this Proxy Statement who are not also directors. The individuals listed below served in the positions set forth as of the date of this proxy statement.

DANIEL G. MCBRIDE	Age: 56
Executive Vice President & Chief Operating Officer / President, CooperVision, Inc.

Mr. McBride has served as Executive Vice President and Chief Operating Officer since November 2013 and as the President of CooperVision, our contact lens business, since February 2014. He previously served as our Chief Risk Officer from July 2011 through October 2013, as our General Counsel from November 2007 through January 2014, and as Vice President from July 2006 through October 2013. He also served as Senior Counsel from February 2005 through November 2007. Prior to joining Cooper, Mr. McBride was an attorney with Latham & Watkins LLP from October 1998 to February 2005, concentrating on mergers and acquisitions and corporate finance matters. He holds a B.S. in Finance from Santa Clara University and a J.D. from Stanford Law School.

BRIAN G. ANDREWS	Age: 42
Executive Vice President, Chief Financial Officer & Treasurer

Mr. Andrews has served as Executive Vice President, Chief Financial Officer & Treasurer since December 2020. He previously served as our Senior Vice President, Chief Financial Officer & Treasurer from May 2018, and as Treasurer since January 2013 and Vice President since November 2014. He also served as Vice President, Global Logistics and Service for CooperSurgical, a position he held from June 2017 to May 2018. Mr. Andrews previously served as Assistant Treasurer for the Company from April 2006 to December 2012. Prior to joining Cooper, he held various corporate and investment banking positions at KeyBanc Capital Markets from 2002 to 2006 and at ING Barings from 2000 to 2001. He holds a B.A. in Economics from Columbia University.

HOLLY R. SHEFFIELD	Age: 50
President, CooperSurgical, Inc.

Ms. Sheffield has served as President of CooperSurgical, Inc., our women’s healthcare business, since July 2020. Previously, she served as Executive Vice President & Chief Strategy Officer from June 2018 to July 2020. Prior to joining Cooper, Ms. Sheffield had over 20 years of experience in investment banking. She joined Cooper from UBS Securities LLC, where she was a Managing Director, Global Head of Medical Technology from 2009 to May 2018. From 2000 to 2009, Ms. Sheffield was at Credit Suisse and from 1997 to 2000, Ms. Sheffield was at Donaldson, Lufkin & Jenrette until it was acquired by Credit Suisse. Ms. Sheffield received a B.S. from Cornell University and an M.B.A. from Columbia Business School.

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MARK J. DRURY	Age: 45
Vice President, General Counsel & Secretary

Mr. Drury has served as Vice President, General Counsel & Secretary since February 2020. He previously served as Deputy General Counsel from August 2019 to February 2020, and as Assistant General Counsel from February 2014 through July 2019. He also served CooperVision as Senior Counsel from November 2012 through January 2014, and as Corporate Counsel from January 2011 through October 2012. Prior to joining CooperVision, Mr. Drury was an associate at Latham & Watkins LLP from 2005 to 2010, focusing on mergers and acquisitions, corporate finance, public company reporting and corporate governance matters. He holds a B.A. in Economics from the University of California at Los Angeles and both an M.B.A. and a J.D. from the University of California at Berkeley.

AGOSTINO RICUPATI	Age: 54
Senior Vice President, Finance & Tax; Chief Accounting Officer

Mr. Ricupati has served as our Chief Accounting Officer since October 2017 and as Senior Vice President, Finance & Tax since July 2017. Mr. Ricupati previously served as Vice President, Tax for the Company from July 2013 to July 2017. Prior to joining Cooper, he served as International Tax Director for Intel Corp. from 2010 to 2013 and in various other senior finance and tax positions over the past 20 years. He holds a master’s degree from DePaul University and is a Certified Public Accountant.

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COMPENSATION DISCUSSION AND ANALYSIS

The Organization and Compensation Committee (“OCC”) oversees our executive compensation program. In this capacity, the OCC regularly reviews our program to ensure that we maintain an effective and appropriate link between pay and performance, and that our compensation practices do not encourage behaviors that could have a material adverse effect on the Company.

This Compensation Discussion and Analysis (“CD&A”) describes our compensation program and the compensation decisions made by the OCC with regard to compensation of our CEO, CFO and our three other most highly compensated executive officers serving as of October 31, 2020 (collectively, our named executive officers, or NEOs) as follows:

Name	Title
Albert G. White III	President & Chief Executive Officer

Brian G. Andrews	Executive Vice President, Chief Financial Officer & Treasurer
Daniel G. McBride	Executive Vice President & Chief Operating Officer / President, CooperVision, Inc.

Holly R. Sheffield	President, CooperSurgical, Inc.
Robert D. Auerbach, M.D.	Former President, CooperSurgical, Inc. / Former Special Advisor to the CEO

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FISCAL 2020 PERFORMANCE - THE YEAR IN REVIEW

We began fiscal 2020 with a strong first quarter, with financial results that met our expectations and positioned us to meet or exceed the financial targets set for the year with regard to revenue, operating income, and earnings per share. The COVID-19 pandemic caused a severe global health crisis, along with economic and societal disruptions and uncertainties, which negatively impacted business and healthcare activity globally. In our second quarter, as a result of healthcare systems responding to the demands of managing the pandemic, governments around the world imposing measures designed to reduce the transmission of the COVID-19 virus, and individuals responding to the concerns of contracting the COVID-19 virus, many optical practitioners and retailers, hospitals, medical offices and fertility clinics closed their facilities, restricted access, or delayed or canceled patient visits, exams and elective medical procedures. Many customers that remained open or reopened experienced reduced patient visits. Although we saw some improvement as the second half of the fiscal year progressed, the global market disruptions caused by COVID-19 had an adverse effect on our sales, operating results and cash flows. We ended the 2020 fiscal year 8% below the prior year for revenue and below the other financial targets we set for the year for the Company and its businesses, CooperVision and CooperSurgical. A full discussion of our results and performance appears in the Management Discussion and Analysis section of our Annual Report on Form 10-K.

2020 Financial Highlights

	Budget Target	FY2020 Results	Change YoY

Revenue:	$2.791 billion	$2.431 billion	ò	8%

CooperVision:	$2.092 billion	$1.843 billion	ò	7%

CooperSurgical:	$698.7 million	$587.9 million	ò	14%

Non-GAAP(1) EPS:	$12.55	$9.64	ò	22%

Stock Price (10/31/2020):		$319.05	ñ	10%

(1)	For a reconciliation between GAAP and non-GAAP measures, see the “Reconciliation of Non-GAAP Financial Measures” section of this proxy statement.

Accomplishments

Although we did not achieve our financial targets for revenue and earnings per share as the global Covid-19 pandemic significantly impacted the entire world, including our key markets, we were able to execute on our short- and long-term objectives and drive continued success. This included significant progress on numerous initiatives which will have benefits for many years to come. These achievements included:

•

Senior management acted quickly to address the COVID-19 pandemic, acting to establish standardized global approaches for employee safety, which often exceeded local governmental requirements, and supporting the abrupt transition to remote work;

•

CooperVision increased its global market share to become the #2 contact lens company in the world, leveraging its strong brands and customer relationships, and significantly grew its specialty contact lens business, while CooperSurgical gained market share in Fertility, strengthening its leading global position;

•	CooperVision successfully launched MiSight® in the U.S., which received FDA clearance at the beginning of the fiscal year, and the Brilliant Futures™ myopia management program;

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•

Numerous infrastructure improvements were implemented, including optimization of our manufacturing facilities to meet COVID safety requirements and adjusting production to better manage inventory to product demand, and previously implemented infrastructure investments were kept on track for completion, including:

○	Expanded CooperVision manufacturing and distribution capacity at key facilities and allowing increased production of and capacity for high demand products;
○	Development of an autonomous power grid for our CooperVision facility in Puerto Rico; and
○	Continued CooperSurgical’s global consolidation of manufacturing and distribution facilities including building out its state-of-the-art manufacturing facility in Costa Rica;
•	Strategic acquisitions were completed by both CooperVision and CooperSurgical, expanding the specialty contact lens and Fertility businesses;
•	A new, unsecured $1.605 billion credit facility was successfully negotiated, providing significant interest savings and financial flexibility for future investments and continued growth; and
•

Continued development of our initiatives related to environmental, social and governance (“ESG”) goals, corporate responsibility, and efforts to promote greater diversity and inclusion in our workplaces. (More information about our corporate responsibility efforts can be found on our website at http://www.coopercos.com/corporate-responsibility);

○

We made significant progress with our Inclusion & Diversity efforts, including launching the Global Inclusion Council, expanding education and launching our first Employee Resource Group to support employees of African descent; and

○

We also achieved our strongest employee engagement scores to date and were awarded a Top 10 Great Place to Work honor for Best Large Workplaces in Manufacturing and Production by Fortune magazine, in addition to our certification as a Great Place to Work for the third consecutive year.

Throughout the course of fiscal 2020, we maintained a focus on keeping our customers and our employees safe and healthy. We made the well-being of our employees a priority, instituting robust health and safety programs within our facilities to ensure employees could complete their responsibilities safely, while maintaining employee compensation at pre-pandemic levels. The dedication and resiliency of our workforce allowed us to continue operations with minimal disruptions.

We were also able to support our customers by offering new and innovative online training and virtual meetings, expanding our world-class customer service efforts, accelerating our direct-to-patient shipping activity, and providing extended payment terms to our small business partners.

Considering our performance and achievements despite the extraordinary circumstances of this year resulting from the COVID-19 pandemic, we believe that the 2020 fiscal year was ultimately successful. Although we cannot control COVID-19, and thus the speed of return to normal business practices, we believe we are well positioned to capitalize on future opportunities, due primarily to the extraordinary efforts of our employees and our executive leadership. The OCC took these efforts, and the resulting achievements, into consideration with regard to executive compensation decisions for both fiscal 2020 and fiscal 2021.

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FISCAL 2020 COMPENSATION HIGHLIGHTS

Our fiscal 2020 executive compensation program was designed to support our compensation objectives and reinforce our strong pay-for-performance culture. During fiscal 2020, we maintained an emphasis on performance-based compensation through rigorous goals in our 2020 Incentive Payment Plan (“IPP”) and an emphasis on long-term, performance-based equity in the form of stock options. The OCC considers the use of stock options an effective vehicle for aligning the interests of our CEO with the interests of our stockholders and reinforcing a strong pay-for-performance culture and emphasis on long-term stockholder value creation.

In December 2019, the OCC approved a 33% increase in target total direct compensation for Mr. White, our CEO, to better align his compensation relative to CEO compensation in our peer group. The OCC considered this increase appropriate in light of Mr. White’s strong performance and leadership following his promotion to CEO in May 2018 and strong corporate results during this period.

Changes in target total direct compensation for fiscal 2020 for our other NEOs were based on recognition of prior year performance by our NEOs and approved in the context of competitive pay levels among the companies in our peer group. In the case of Mr. Andrews, more significant increases in base salary and target total direct compensation also reflected our multi-year transition to align with competitive pay levels for the CFO role following his promotion in May 2018.

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Change in Compensation – FY2019 to FY2020

NEO	Salary	Target Bonus	Equity Value	Total Change in Target Total Direct Compensation
White	No change	Up from 100% to 125%	Up 40%	Up 33%
Andrews	Up 18%	No change	Up 34%	Up 28%
McBride	No change	No change	Up 8%	Up 5%
Sheffield	No change	No change	Up 13%	Up 8%
Auerbach	Up 12%	No change	Up 15%	Up 14%

In the 2020 fiscal year, approximately 79% of Mr. White’s target total direct compensation was in the form of long-term equity awards vesting over a five-year period. Approximately 63% of our other NEO’s target total direct compensation (on average) was in the form of long-term equity awards.

* “All Other Compensation” represents less than 1% of total target direct compensation for our NEOs, including Mr. White, as discussed in footnote 4 to the Summary Compensation Table.

Fiscal 2020 Incentive Payout Plan (“IPP”) Result

From the outset of the COVID-19 pandemic, the OCC and the senior leadership team closely monitored the impact of COVID-19 on our financial performance and bonus programs to ensure ongoing alignment between our executive officers’ incentives and our goal of supporting long-term alignment with stockholders during a period of extraordinary volatility. In July 2020, with input from its independent compensation consultant, the OCC considered alternatives for addressing the impact of the COVID-19 pandemic on our 2020 IPP financial objectives. Following this review, the OCC determined to leave the 2020 IPP goals and structure unchanged. This approach acknowledged the significant, ongoing uncertainty that prevented an effective recalibration of expectations as well as a desire to maintain flexibility in our use of cash during the year.

In December 2020, we confirmed that our performance against the revenue and non-GAAP EPS goals of the 2020 IPP, which account for 75% of the target IPP award, fell below the threshold required for a payout. The 2020 IPP design also included a 25% weighting tied to the OCC’s discretionary evaluation of individual and company performance for the year. Following a comprehensive assessment of the performance of our employees, including our NEOs, the OCC determined to fund the 2020 IPP for all eligible participants, including our NEOs, at 75% of target.

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The approved funding of the 2020 IPP reflected a 100% payout on the discretionary component of the IPP, weighted at 25% of target, and a 67% payout on the financial component, weighted at 75% of target. Although this exceeded the payout prescribed by the 2020 IPP terms approved in December 2019, the OCC considered this to be an appropriate result based on the extraordinary effort and achievements of our NEOs and employee population during an extremely difficult year. In particular, the OCC considered the significant negative impact of COVID-19 as optical practitioners and retailers, hospitals, medical offices and fertility clinics closed their facilities, restricted access, or delayed or canceled patient visits, exams and elective medical procedures in response to the pandemic. These are all primary sales channels for our products and services and these closures and restrictions had a significant impact on the financial results of both CooperVision and CooperSurgical. The OCC also evaluated the impact of the COVID-19 pandemic on our financial results on a month-by-month basis for fiscal 2020, noting our strong first quarter results followed by the onset of the pandemic and the significant negative impact in April and May, and then the beginning of a rebound. Based on this analysis, the OCC believes that the 75% overall funding approximates what our results would have been when excluding the impact of the Covid-19 pandemic for the months of April and May.

Additionally, the OCC considered notable performance achievement during the year, including CooperVision’s increase to the number two market share position in the global contact lens market, CooperSurgical’s expansion of its Costa Rica manufacturing facility, and our management being extremely proactive during the year, moving quickly to address the significant challenges presented by the COVID-19 pandemic, led by especially strong efforts within manufacturing and distribution. All of this was accomplished while focusing on maintaining the health and safety of our employees, continuing to invest in the future of the business, including the highly successful roll-out of MiSight, continuing enhancements to our culture, and continuing development of our ESG initiatives.

Fiscal 2018 Performance Unit Plan (“PUP”) Result

In December 2020, the OCC also evaluated the results of performance share awards that were granted in 2018 and eligible to be earned based on our three-year annualized adjusted EPS growth rate through end of fiscal 2020 (the “2018 PUP Awards”). Our adjusted EPS growth fell short of the threshold required for a payout. Although the impact of the COVID-19 pandemic on our financial results was a significant factor driving this result, the OCC did not make any adjustments to the 2018 PUP Awards. This resulted in zero payout under the 2018 PUP Awards for Messrs. White and McBride. (Our other NEOs were not granted 2018 PUP Awards.)

Response to 2020 Say-on-Pay Vote

The OCC considers the outcome of our annual “Say-on-Pay” vote in determining the design of our executive compensation program and the composition and levels of individual compensation packages. At our 2019 Annual Meeting of Stockholders, 91% of the votes cast on our Say-on-Pay proposal were voted in favor of the compensation program for our NEOs. The OCC viewed this result as an affirmation of our program structure and considered these results in December 2019 when approving the compensation packages for fiscal 2020 as described in this CD&A.

Subsequent to these decisions, at our 2020 Annual Meeting of Stockholders, 79% of the votes cast on our Say-on-Pay proposal were voted in favor of the compensation program for our NEOs. The OCC took note of this change in support when developing the structure of our executive compensation program for the coming 2021 fiscal year.

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During fiscal 2020, and taking into consideration the results of our 2020 Say-on-Pay proposal, the OCC engaged in a comprehensive evaluation of our executive long-term incentive plan design. In particular, with support from the Committee’s independent compensation consultant, the OCC considered the effectiveness of stock options at supporting our compensation objectives over time. Following this review, in December 2020, the OCC determined to grant 50% of the long-term incentive value awarded to our NEOs in the form of performance-based RSUs with a three-year performance period. The remaining 50% of long-term incentive value was granted in the form of time vesting stock options. This decision reflects the OCC’s commitment to pay-for-performance and a balance between our historical emphasis on stock options and stockholder expectations for multi-year performance-based equity awards. The combination of time vesting stock options and three-year performance-based RSUs creates strong alignment between the compensation realized by our NEOs and our long-term stockholder returns.

COMPENSATION GOVERNANCE

The OCC seeks to ensure that we maintain sound governance and compensation policies and practices. In designing and overseeing our executive compensation program, we strive to employ best practices and the OCC works closely with its compensation consultants, management, and such other advisors as the OCC considers appropriate to properly assess our policies and practices.

THINGS WE DO:		THINGS WE DON’T DO:
✓	Entirely independent OCC	❖	No guaranteed annual salary increases
✓	Annual assessment by OCC of link between compensation and performance	❖	No guaranteed annual bonuses or long-term incentive awards
✓	Annual review by OCC of executive compensation program and individual compensation packages	❖	Prohibition on hedging and speculative transactions in Company securities by our officers and directors
✓	Use of independent compensation consultants	❖	No Supplemental Executive Retirement Plan or other deferred compensation plans
✓	“Double-trigger” (change in control accompanied by an involuntary loss of employment) requirements for receipt of payments and benefits under employment agreements	❖	No related party transactions without approval from our Corporate Governance and Nominating Committee
✓	Annual review of management succession planning process	❖	No repricing of long-term incentives without stockholder approval
✓	Robust stock ownership guidelines applicable to our executive officers	❖	No tax gross-ups for NEOs in connection with “change in control” payments
✓	Limited perquisites based on specific business rationale
✓	Compensation recovery (“claw back”) provision included in our annual cash incentive plan

The OCC also regularly assesses the alignment between our executive compensation packages and our performance through:

•	Regular updates from management on our business results;

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•	Review of our quarterly financial statements, management projections, and long-range plans;

•	Review of management reports on continued progress towards long term strategies;

•	Review of performance and market information regarding our peer group; and

•	Review of broader industry compensation data relative to our market and other companies of comparable size.

The OCC considers management input, the advice of its compensation consultants, and publicly available peer information to be valuable tools in its evaluation of the relationship between executive compensation and Company performance.

Compensation Objectives / Pay for Performance

Our executive compensation program is designed to provide market-competitive target total direct compensation opportunities for our NEOs that is based on a “pay for performance” philosophy and aligns our NEOs’ interests with those of our stockholders by emphasizing certain principles:

•	Aligning compensation with performance by connecting executive compensation to financial measures that correlate strongly with stockholder returns;

•	Balancing short-term financial results with long-term strategic objectives;

•	Rewarding achievement of challenging corporate objectives, without encouraging inappropriate risk-taking;

•	Providing competitive pay packages aligned to market compensation practices; and

•	Maintaining sufficient flexibility to allow recognition of significant individual achievements by our executive officers.

The OCC believes that each element of executive compensation and the total compensation provided to each of our NEOs is reasonable, competitive, and appropriate. The OCC believes that our executive compensation program provides an appropriate mix of elements that will allow us to continue to attract, retain, and motivate a top performing management team, without encouraging excessive or inappropriate risk-taking by our executive officers, and that its compensation arrangements create incentives that drive our continued strong financial performance.

The amount of compensation payable to our NEOs depends largely on our financial performance and returns to our stockholders. This strategy has created strong financial and operational results and we have maintained steady growth and returns for our stockholders over the past decade. We consider our executive compensation program design to be integral to our success and believe the performance measures selected for use in our incentive compensation plans serve as significant drivers of our continued success.

Use of Compensation Consultants

In fiscal 2020, the OCC retained Compensia, Inc. (“Compensia”) to provide information and analysis on the compensation of our executive officers and the non-employee members of our Board of Directors. The OCC maintains sole authority to determine the terms of Compensia’s retention and services and a representative of the firm generally attends OCC meetings.

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The OCC has reviewed the nature of the relationship between itself and Compensia as an independent consulting firm, and its relationship with the members of Compensia as individuals, for potential conflicts of interest. In conducting this review, the OCC considered the factors identified by the SEC and the NYSE as possibly contributing to conflicts, including the scope of work performed for the OCC by Compensia, the fees paid to Compensia for services, and any personal or business relationships between our executive officers or members of the OCC and Compensia or its individual members. Based on its review, the OCC has determined there are no conflicts of interest or potential conflicts of interest arising in connection with the OCC’s engagement of Compensia.

Role of Management

The OCC considers input from management regarding executive compensation and performance to be a valuable tool in setting appropriate compensation levels. Until July 2020, management separately retained Semler Brossy Consulting Group LLC (“Semler”) as its consultant to assist in the preparation of management’s recommendations on executive compensation. During the term of this engagement, the OCC considered recommendations from Semler on the same basis as recommendations from management.

In addition to recommendations regarding annual executive compensation, management also provides recommendations to the OCC regarding:

•	Selection of companies for our compensation peer group (as described further below);

•	Appropriate structure for our annual incentive payment plan, including financial performance measures, target performance levels, and calculation of achievement levels;

•	Long-term incentive plan design and annual award allocations;

•	Employment terms and arrangements; and

•	Stock trading policies and ownership guidelines.

The OCC reviews management recommendations with Compensia before making its own decisions on the compensation of our NEOs.

Compensation Peer Group

The OCC uses a peer group for understanding and assessing competitive compensation levels and practices within our industry. Our compensation peer group is drawn from publicly-traded companies headquartered in the United States and is reviewed annually.

Recommendations for peer group companies are based on similarity of product lines or industry and similarity in company size as measured by annual revenue, market capitalization, operating margins, and other financial measures of organizational scope and complexity.

For fiscal 2020, companies were considered for inclusion in the compensation peer group that are in Healthcare Equipment, Healthcare Supplies, or Life Sciences Tools and Services industries and had revenue between about $1 billion and $6 billion in the past fiscal year (about 0.5x to 2.0x our own revenue). Additional target criteria included a comparable business focus and end markets (healthcare supplies or equipment; generally hospital or provider end markets), similar valuation

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multiples, and whether a company had been identified as a peer by one of the major proxy advisory firms and/or is a frequent peer among our peer companies.

Our compensation peer group for fiscal 2020 was comprised of the following companies:

Agilent Technologies, Inc.	Illumina, Inc.
Align Technology, Inc.	Integra Lifesciences Holding Corporation
Bio-Rad Laboratories, Inc.	Masimo Corporation
Dentsply Sirona International, Inc.	PerkinElmer, Inc.
DexCom, Inc.	Resmed, Inc.
Edwards Lifesciences Corporation	Teleflex, Inc.
Haemonetics Corporation	Varian Medical Systems, Inc.
Hill-Rom Holdings, Inc.	Waters Corporation
Hologic, Inc.

For fiscal 2020, the OCC removed IDEXX Laboratories, Inc. and West Pharmaceutical Services, Inc., and added Agilent Technologies, Inc. and DexCom, Inc. as more appropriate peers based on revenue, industry sector, and primary executive headquarters location.

Compensation Decision-Making

The OCC’s goal is generally to set all elements of compensation within a competitive range, using a balanced approach that does not use rigid percentiles to target pay levels for each compensation element. For fiscal 2020, the OCC reviewed each element of compensation described below and set the target total direct compensation opportunities of our executive officers after taking into consideration the following factors:

•	a compensation analysis of competitive market data performed by Compensia;
•	each executive officer’s scope of responsibilities;
•	each executive officer’s skill set;
•	each executive officer’s prior experience;
•	executive’s time in his or her position;
•	the recommendations of our Chief Executive Officer; and
•	general market conditions.

The OCC does not assign relative weights or rankings to any of these factors and does not solely use any quantitative formula, target percentile or multiple for establishing compensation among the executive officers or in relation to the competitive market data. Instead, the OCC relies upon its members’ knowledge and judgment in assessing the various qualitative and quantitative inputs it receives regarding each individual and makes compensation decisions accordingly.

EXECUTIVE COMPENSATION

The primary elements of our executive compensation program are designed to connect NEO compensation to stockholder returns and company objectives.

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Cash Salary	Provides a minimum level of competitive compensation for our executives.
Annual Cash Incentive	Encourages achievement of short-term business goals as reflected in our annual operating budget.
Long-Term Equity Incentives	Connects equity incentives to strategic objectives and priorities linked to long-term success, supports alignment between executives and stockholders, and encourages executive retention.

The majority of NEO compensation is a combination of annual cash and long-term equity incentives. These compensation elements require achievement of annual financial metrics and significant increases in our stock price for our NEOs to realize a financial return from these elements. This creates a direct link between our performance and NEO compensation. Additionally, compensation is balanced between short-term and long-term factors to encourage attention to both annual financial and operational objectives and long-term strategic goals in order to drive long-term stockholder value creation.

Annual target total direct compensation for our NEOs is based on current role, recent changes to responsibilities, and overall execution of duties throughout the prior fiscal year. Company performance, internal compensation alignment, peer group practices, and competitive market changes and conditions are also considered.

Base Salaries

We offer base salaries that are intended to provide a level of stable fixed compensation to our executive officers for performance of day-to-day services. Base salaries for our executive officers are generally reviewed annually to determine whether an adjustment is warranted or required, with any changes in base salary generally effective on the first day of our fiscal year.

For fiscal 2020, the annualized base salaries for our NEOs were as follows:

Executive	2019 Base Salary	2020 Base Salary	% Change
Albert G. White III	$925,000	$925,000	No change
Brian G. Andrews	$425,000	$500,000	Up 18%
Daniel G. McBride	$700,000	$700,000	No change
Holly R. Sheffield	$525,000	$525,000	No change
Robert D. Auerbach, M.D.	$425,000	$475,000	Up 12%

Increases for Mr. Andrews and Dr. Auerbach reflected adjustments to be competitive relative to comparable executive positions as well as their strong performance and leadership following promotions to the CFO and President, CooperSurgical roles, respectively, in May 2018.

Annual Cash Incentives – 2020 Incentive Payment Plan (“IPP”)

At the beginning of each fiscal year, the OCC approves an Incentive Payment Plan to provide annual performance-based cash incentive opportunities. Target levels for the pre-established performance measures used in the IPP are based on budgeted goals reflected in our annual operating budget. The IPP is discussed in more detail in the narrative to the Grants of Plan Based Awards Table on page 37.

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Each NEO’s annual performance-based cash incentive opportunity under the IPP is allocated into two components:

(1)	75% of the target award is tied to quantitative, pre-established financial performance targets; and
(2)	25% of the target award is payable at the discretion of the OCC and intended to recognize other strategic, operational, and individual accomplishments not specifically quantified elsewhere in the IPP.

Taken together, the IPP encourages our executive officers, including our NEOs, to focus on both our immediate business objectives and short-term financial performance, as well as other factors that support longer-term performance.

Quantitative Performance Component

Quantitative financial performance measures and related target levels for the 2020 IPP were based on our pre-COVID annual operating budget, as approved by our Board of Directors at the beginning of fiscal 2020. Achievement for Messrs. White and Andrews and for Ms. Sheffield were based on overall Revenue and Non-GAAP EPS, adjusted for currency fluctuations. Achievement for Mr. McBride and Dr. Auerbach was based on Revenue and Operating Income, adjusted for currency fluctuations, for each of CooperVision and CooperSurgical, respectively.

The table below describes the relationship between how an award would be earned based on Company performance for each of the finance performance measures included in the 2020 IPP. As designed, no award would be payable with respect to any financial performance measure that did not reach its minimum achievement threshold. For each NEO, the maximum award for any individual financial performance measure was capped at 200%.

The achievement levels required for payout under the quantitative performance component of the 2020 IPP were as follows.

IPP Achievement Required to Attain Payout (1)

Performance Measure	Threshold	Target	Maximum
Revenue (Constant Currency)	95%	100%	105%
Non-GAAP EPS (Constant Currency)	90%	100%	110%
Operating Income	90%	100%	110%
(1)

Potential payments at each of Threshold, Target and Maximum are presented in the Grants of Plan Based Awards table on page 37. Target achievement provides for payout of 100% of target bonus amounts and maximum achievement is capped at 200% of the target bonus amount.

Adjustments to Quantitative Achievement Component and Clawbacks

The quantitative financial performance targets were subject to adjustment for acquisitions and/or divestitures, or other items during the fiscal year as determined by the Board. In making such

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adjustments, the OCC considers a report provided by management on variances to the budgets for Revenue, Operating Income, and Non-GAAP EPS that highlights key variances including non-recurring, non-controllable, and/or discretionary items. The OCC may elect to include or exclude certain of these items for purposes of determining the overall quantitative achievement level under the 2020 IPP.

The OCC also has the discretionary authority to reduce the quantitative portion of the annual cash incentive by up to 25%, regardless of our reported budget achievement, based on any facts and circumstances the OCC considers to be in the Company’s best interests. Award payments could also be reduced or wholly recouped by the OCC if a review of the results for the first two months of fiscal 2021 reflected anomalous unfavorable events that were attributable to fiscal 2020.

Discretionary Performance Component

As discussed above, the 2020 IPP provides for 25% of each NEO’s annual performance-based cash incentive opportunity to be entirely at the discretion of the OCC and not linked to the quantitative financial measures under the 2020 IPP. The IPP achievement of this discretionary portion may range from 0% to a percentage deemed appropriate by the OCC, subject to a cap on the total bonus earned by any NEO equal to 200% of their target award.

The discretionary component of individual IPP awards is based entirely on the OCC’s assessment of individual NEO performance during the fiscal year. The discretionary component allows the OCC the flexibility to recognize factors such as:

•	The personal contributions of the NEOs to the performance of the Company during the fiscal year;

•

Leadership and operational achievements of each NEO, including those that may not be explicitly reflected in current year financial results (e.g. leadership development and succession planning, identification and/or execution of business development opportunities, etc.);

•	Strategic business achievements that may not be fully reflected in the Company’s financial performance during the fiscal year; and

•	Special circumstances that may have impacted the determination of the quantitative portion of the annual performance-based cash incentive.

The OCC believes this flexibility, which can account for factors that impact our results either positively or negatively, is important to align these annual performance-based cash incentive awards with its assessment of executive achievement in individual roles.

2020 IPP Results

As described above, in December 2020, we confirmed that our performance against the financial goals of the 2020 IPP, which account for 75% of the target IPP award, fell below the threshold level required for a payout. Following a comprehensive assessment of the performance of our employees, including our NEOs, the OCC determined to fund the 2020 IPP for all eligible participants, including our NEOs, at 75% of target.

In approving this decision to make a discretionary payment that exceeded the actual results of the 2020 IPP, the OCC considered the strong performance of the Company and our employees, including our NEOs, during an exceptionally difficult year. In particular, the results of CooperVision and

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CooperSurgical were significantly impacted as optical practitioners and retailers, hospitals, medical offices and fertility clinics closed their facilities, restricted access, or delayed or canceled patient visits, exams and elective medical procedures in response to the pandemic, closing primary sales channels for the businesses.

Despite these challenges, we outperformed many of our peers and ended fiscal 2020 with a positive stockholder return, including a significant recovery from share price lows in March 2020. Our accomplishments in fiscal 2020 were achieved while prioritizing the health and safety of our employees, continuing to invest in the future of the business, including the highly successful roll-out of MiSight, continuing enhancements to our culture, and continuing to develop our ESG initiatives.

The approved funding of the 2020 IPP reflected a target payout on the discretionary component of the IPP, weighted at 25% of target, and a 67% payout on the financial component, weighted at 75% of target. Although this exceeded the payout prescribed by the 2020 IPP terms approved in December 2019, the OCC considered this to be an appropriate result based on the extraordinary effort and achievements of our NEOs and employee population during an extremely difficult year.

Named Executive Officer Awards Under the 2020 IPP

Based on the above determination regarding appropriate funding of annual incentives for fiscal 2020, the OCC approved the following awards for each NEO.

Named Executive Officer	Target Award		Actual Award Paid
	($)	(% of Base Salary)	($)	(% of Base Salary)
Albert G. White III	$1,156,250	125%	$867,188	94%

Brian G. Andrews	$325,000	65%	$243,750	49%
Daniel G. McBride	$560,000	80%	$420,000	60%

Holly R. Sheffield	$341,250	65%	$255,937	49%
Robert D. Auerbach, M.D.	$308,750	65%	$231,563	49%

Long-Term Incentive Compensation

For fiscal 2020, the OCC used time-vested equity awards to deliver long-term incentive compensation to our executive officers, including our NEOs. The OCC believes that time-vested equity awards have strong retention value while also closely linking executive compensation to stockholder gains. Stock options only have value to the recipient if we also have growth in our stock price, putting a portion of the executive officers’ compensation at risk of no return, and RSUs provide guaranteed value if the executive officer remains with the Company. Both award types provide the opportunity for long-term gain tied to stockholder returns while also encouraging longevity and stable management for the Company.

In setting equity compensation for our executive officers, the OCC discusses appropriate award design with Compensia and management to drive long-term focus on strategic objectives. The OCC also reviews historical grant levels based on the role and position of each executive officer, as well as economic and accounting implications, when determining the type and appropriate size of individual awards. Equity awards are generally granted in the first quarter of each fiscal year, after financial results for the prior fiscal year are available, and vest over three to five years.

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The OCC may also grant equity awards periodically to new hires, upon a promotion or other circumstances, or to accomplish specific retention goals. When such awards are approved, the grant date is set by the OCC after approval by the OCC.

Time-Vested Stock Options and Restricted Stock Units

Equity awards granted to our executive officers, including our NEOs, are made in the form of stock options and/or restricted stock units which vest over a set period of time. In setting award levels, the OCC considered competitive market practices, management recommendations, and a competitive market analysis provided by Compensia.

The OCC sets the value of awards granted to our NEOs based on an assessment of the value of awards granted by our peers and targets values to be competitive relative to comparable executive positions. Once the grant value is set, the number of options and/or RSUs is determined based on the stock price on the date of grant and the accounting assumptions in accordance with ASC 718. For fiscal 2020, stock options were valued at approximately 23% of the stock price on the date of grant.

Before the date of grant, each executive officer, including the NEOs, can choose to receive their award as stock options, restricted stock units, or a 50/50 combination of the two award types. The OCC retains the authority to set awards as it determines appropriate, regardless of such elections, but it believes that soliciting input from our executive officers enhances the retention value of long-term equity compensation.

Grants to NEOs in 2020 Fiscal Year

Name	Stock Options			RSUs
	Exercise Price	Grant Date Fair Value (1)	Options Granted (2)	Grant Date Fair Value (1)	RSUs Granted (3)
Albert G. White III	$304.54	$7,700,000	109,313

Brian G. Andrews	$304.54	$1,475,000	20,940
Daniel G. McBride	$304.54	$2,160,000	30,664

Holly R. Sheffield	$304.54	$1,694,000	24,049
Robert D. Auerbach, M.D.				$1,150,000	3,776

(1)

Amounts represent the grant values approved by the OCC and may vary slightly from the reported grant date fair values (presented in the Summary Compensation Table on page 36) due to mathematical rounding of fractional shares. For a discussion of valuation assumptions, see Note 9, Stock Plans, in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended October 31, 2020.

(2)	Stock options granted in fiscal 2020 vest annually ratably over a five-year period starting on the first anniversary of the date of grant.
(3)	Restricted stock units granted in fiscal 2020 vest over five years in equal annual portions on each of January 8, 2021, January 8, 2022, January 8, 2023, January 8, 2024, and January 8, 2025.

Results for Fiscal 2018 Performance Share Awards

Performance share awards granted in fiscal 2018 completed their performance cycle at the end of fiscal 2020. Of our NEOs, only Messrs. White and McBride received these awards. These awards were eligible to be earned based on our three-year non-GAAP EPS growth on a constant currency basis, as modified by the OCC for extraordinary, non-recurring, and/or unusual events. Based on our

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non-GAAP EPS growth, adjusted for currency fluctuations, over the three-year performance period, the awards did not meet the threshold level for payout and no shares were issued under these awards.

Achievement under 2018 Performance Share Awards (Performance Cycle: November 2017 to October 2020)
Name	Shares at Target	Actual Shares
Albert G. White III	1,885	-0-
Daniel G. McBride	1,885	-0-

EMPLOYEE BENEFITS & PERQUISITES

Our NEOs are eligible to receive benefits under programs provided to our employees generally, including participation in our 401(k) plan (with matching contributions), benefits under our Retirement Income Plan (a defined benefit plan), and our health, life and disability insurance programs. Matching contributions to our 401(k) plan for the NEOs are equal to the matching contributions provided to employees generally, matching 50% of employee contributions up to $8,000 (for a maximum benefit of $4,000 per year). Benefits under the Retirement Income Plan are discussed in more detail in the Narrative to the Pension Benefits Table on page 43.

Our NEOs also receive limited perquisites or other personal benefits, generally in the form of automobile allowances and expenses, income attributable to life insurance policies, and some limited reimbursement for partner travel to business functions and relocation assistance. We only provide perquisites or other personal benefits to our executive officers, including our NEOs, in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.

EXECUTIVE EMPLOYMENT AGREEMENTS

The Company entered into Employment Agreements with each of the NEOs as of November 2018. Dr. Auerbach’s Employment Agreement was terminated and replaced with a Transition and Retirement Agreement as of July 2020. The employment agreements provide for severance payments on termination of employment for various reasons, including in connection with a change in control, and, together with Dr. Auerbach’s Transition and Retirement Agreement, are discussed in more detail in the section titled Potential Payments on Termination or a Change in Control on page 44.

STOCK OWNERSHIP GUIDELINES

We maintain stock ownership guidelines that require each of our executive officers to maintain a stock ownership level equal to a specific multiple of their annual base salary as set out below.

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There is no required time period for the executive officers to achieve the required ownership. While ownership is below the set guideline the executive officers is expected to hold shares acquired from equity awards until the guidelines are met.

In addition to directly held shares, the potential value of vested stock options and unvested restricted stock units are credited in consideration of whether ownership requirements have been met.

Guideline (as multiple of base salary)
5x base salary - CEO	Must hold 75% of the shares acquired from equity awards, net of taxes and any exercise cost, until guidelines are met.
2x base salary - Other Executive Officers	Must hold 50% of the shares acquired from equity awards, net of taxes and any exercise cost, until guidelines are met.

As of October 31, 2020, all of our NEOs were in compliance with the applicable stock guidelines.

TAX DEDUCTIBILITY OF COMPENSATION

The OCC considers ways to maintain tax deductibility of the compensation for our executive officers, however, the OCC has the discretion to approve, and it is likely that the Company will pay, compensation which will not be deductible under the Internal Revenue Code.

REPORT OF THE ORGANIZATION & COMPENSATION COMMITTEE

The Organization & Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the OCC has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended October 31, 2020.

ORGANIZATION & COMPENSATION COMMITTEE

Colleen E. Jay (Chair)

William A. Kozy

Gary S. Petersmeyer

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EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The table below shows compensation paid during fiscal years 2020, 2019, and 2018 to the individuals who served as our NEOs during the past fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation (1) ($)	Change in Pension Value (3) ($)	All Other Compensation (4) ($)	Total Compensation ($)
Albert G. White III	2020	$925,000	$867,188	$-0-	$7,700,008	$-0-	$73,576	$18,255	$9,584,027
President & Chief Executive Officer	2019	$925,000	$288,600	$-0-	$5,499,840	$865,800	$126,711	$18,794	$7,724,746
	2018	$688,500	$165,427	$432,909	$4,265,233	$496,282	$-0-	$18,769	$6,067,120

Brian G. Andrews	2020	$500,000	$243,750	$-0-	$1,475,014	$-0-	$61,739	$18,259	$2,298,762

Executive Vice President, Chief Financial Officer & Treasurer	2019 2018	$425,000 $328,664	$86,190 $37,566	$-0- $124,935	$1,099,944 $578,027	$258,570 $112,699	$102,243 $-0-	$19,324 $15,588	$1,991,271 $1,197,479
Daniel G. McBride	2020	$700,000	$420,000	$-0-	$2,159,972	$-0-	$80,289	$16,997	$3,377,259
Executive Vice President & Chief Operating Officer / President, CooperVision, Inc.	2019 2018	$700,000 $613,500	$175,280 $122,209	$-0- $432,909	$1,999,970 $2,265,106	$525,840 $366,628	$138,853 $-0-	$41,363 $30,856	$3,581,305 $3,831,208

Holly R. Sheffield	2020	$525,000	$255,937	$-0-	$1,694,012	$-0-	$37,303	$34,465	$2,546,717

President, CooperSurgical, Inc.	2019 2018	$525,000 $207,436	$106,470 $31,613	$750,043 $1,000,020	$749,951 $999,972	$319,410 $94,840	$10,554 $-0-	$44,146 $255,553	$2,505,573 $2,589,434
Robert D. Auerbach, M.D.	2020	$475,000	$231,563	$1,149,943	$-0-	$-0-	$83,353	$9,595	$1,949,454
Special Advisor to the CEO	2019 2018	$425,000 $380,000	$72,723 $57,687	$500,114 $485,961	$500,008 $350,022	$218,168 $173,061	$137,032 $9,033	$8,304 $11,200	$1,861,349 $1,466,964

(1)

Amounts shown in the “Bonus” column represent awards made in the discretion of the OCC and amounts shown in the “Non-Equity Incentive Plan Compensation” column represent the portion of any incentive that was earned based on satisfaction of quantitative metrics.

The structure of our Incentive Payment Plan is discussed in more detail below in the narrative discussion following the Grants of Plan Based Awards Table on page 37 and in our Compensation Discussion and Analysis on page 19.

(2)

Amounts shown in the “Option Awards” and “Stock Awards” columns reflect the aggregate grant date fair value of stock option, restricted stock unit, and performance share awards granted to each NEO with respect to the 2020, 2019, and 2018 fiscal years in accordance with FASB Accounting Standards Codification Topic 718 (ASC 718), Compensation-Stock Compensation. For a discussion of valuation assumptions, see Note 9, Stock Plans, in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended October 31, 2020. These awards are discussed in more detail below in the narrative discussion following the Grants of Plan Based Awards Table on page 37 and in the Compensation Discussion and Analysis on page 19.

(3)

Change in value of accumulated pension benefits for the 2020 fiscal year was calculated as the difference between the value of accumulated benefits at October 31, 2020 and the value of accumulated benefits at October 31, 2019. The value of benefits at October 31, 2020 is based on a 2.78% discount rate and the Pri-2012 mortality rates with projection scale MP-2020; the value of benefits at October 31, 2019 is based on a 3.13% discount rate and the Pri-2012 mortality rates with projection scale MP-2019; the value of benefits at October 31, 2018 is based on a 4.42% discount rate and the adjusted RP-2014 base mortality rates with projection scale MP-2018.

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For the period from October 31, 2017 to October 31, 2018, the accumulated value of pension benefits reduced for the following NEOs:

Name	Benefit Reduced By:
Albert G. White III	$8,194
Brian G. Andrews	$10,717
Daniel G. McBride	$3,333

(4)	Amounts included in the All Other Compensation column include the following:

Name	Year	Company’s 401(k) Contributions	Automobile allowance and expenses	Income associated to life insurance	Housing / Relocation Expense	Personal Travel / Other

Albert G. White III	2020	$4,000	$12,185	$2,070	$-0-	$-0-
	2019	$4,000	$12,844	$1,950	$-0-	$-0-
	2018	$4,000	$13,280	$1,350	$-0-	$139

Brian G. Andrews	2020	$4,000	$13,359	$900	$-0-	$-0-

	2019	$4,000	$14,436	$888	$-0-	$-0-

	2018	$4,000	$10,860	$718	$-0-	$10

Daniel G. McBride	2020	$4,000	$9,127	$3,870	$-0-	$-0-
	2019	$4,000	$8,982	$3,570	$-0-	$24,811
	2018	$4,000	$9,106	$2,070	$-0-	$15,680

Holly R. Sheffield	2020	$4,000	$8,652	$1,950	$19,864	$-0-

	2019	$4,000	$10,416	$1,350	$28,380	$-0-

	2018	$4,000	$5,403	$562	$245,549	$39

Robert D. Auerbach, M.D.	2020	$4,000	$-0-	$5,595	$-0-	$-0-
	2019	$4,000	$-0-	$4,304	$-0-	$-0-
	2018	$4,000	$7,200	$-0-	$-0-	$-0-

Amounts in the Personal Travel / Other column represent airfare, food, lodging, and other amounts which were determined to not be inherently related to the performance of these NEOs’ duties. Amounts in the “Housing / Relocation Expense” column represent non-recurring amounts paid by the Company in connection with Ms. Sheffield’s relocation from New York to California at the time of her hire in 2018 and then her further relocation to Connecticut from California in 2020.

GRANTS OF PLAN BASED AWARDS TABLE

This table presents information regarding the possible awards payable under our 2020 Incentive Payment Plan and the value of certain equity awards granted to our NEOs in the 2020 fiscal year. Our equity grant practices and calculation of awards under the 2020 Incentive Payment Plan are discussed in more detail below and in the Compensation Discussion and Analysis on page 19.

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Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (2)	All Other Option Awards: Number of Securities Underlying Options (3)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards (4)
	Threshold	Target	Maximum

Albert G. White III	$144,531	$1,156,250	$2,312,500		109,313	$304.54	$7,700,008

Brian G. Andrews	$40,625	$325,000	$650,000		20,940	$304.54	$1,475,014

Daniel G. McBride	$70,000	$560,000	$1,120,000		30,664	$304.54	$2,159,972

Holly R. Sheffield	$42,656	$341,250	$682,500		24,049	$304.54	$1,694,012

Robert D. Auerbach, M.D.	$34,531	$276,250	$552,500	3,776			$1,149,943

(1)

Amounts reported in these columns represent the threshold, target, and maximum cash bonus amounts which could have been paid to each NEO under our 2020 Incentive Payment Plan, or IPP, which was approved on December 10, 2019. The final award amounts for the 2020 IPP were approved on December 8, 2020 and the value of the final award amounts are included in the “Bonus” column of the Summary Compensation Table on page 36.

(2)	Stock awards reported in this column were granted on December 10, 2019 as restricted stock units. These awards will vest in equal annual portions over five years starting on January 8, 2021.
(3)

Option awards reported in this column were granted at 100% of the fair market value of our common stock on December 10, 2019 and will expire on the tenth anniversary of the grant date. These awards will vest over five years on each of the first through fifth anniversaries of the date of grant.

(4)

Amounts reported in the “Grant Date Fair Value of Stock and Option Awards” column represent the grant date fair value of the awards granted in the 2020 fiscal year calculated in accordance with ASC 718. For a discussion of valuation assumptions, see Note 9, Stock Plans, in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended October 31, 2020.

Annual Non-Equity Incentives

The OCC adopts an annual Incentive Payment Plan, or IPP, to provide for short-term cash incentive awards tied to the achievement of our business goals. Financial measures and related target levels are derived from our approved fiscal year operating budget. The IPP is governed by the 2017 Executive Incentive Plan (the “2017 EIP”), as approved by stockholders in March 2017.

Participation levels in the IPP are set by the OCC for our NEOs. Target annual performance-based cash incentive opportunities represent a designated percentage of base salary for the fiscal year and that percentage controls the potential award that can be achieved under the IPP as follows:

As presented in the Grants of Plan Based Awards Table, target amounts represent the potential bonus that would be paid on 100% achievement of both quantitative factors and the discretionary

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portion of awards. Threshold amounts represent the minimum achievement necessary for payment on only the lowest weighted quantitative factor and no award of any discretionary amounts. All awards are capped at a maximum of 200% of the target annual performance-based cash incentive opportunity.

Specific budget targets and actual achievement levels under the 2020 IPP are discussed in more detail in the Compensation Discussion and Analysis on page 19.

Equity Awards

We grant equity incentive awards as a tool to promote retention and to connect compensation with our long-term performance and stockholder returns. These awards are granted under our 2007 Long-Term Incentive Plan (as amended and restated in March 2016) and may vest based on continued service over time and/or performance criteria.

The OCC utilizes a mixture of equity award types, including stock options and restricted stock units. Stock options are granted at 100% of fair market value on the date of grant and have a 10-year life. Stock options and RSUs generally vest over a five-year period.

The equity award granted to our NEOs in the 2020 fiscal year are discussed in more detail in the Compensation Discussion and Analysis beginning on page 19.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

This table provides information regarding the equity award holdings of the NEOs as of the end of the 2020 fiscal year.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Albert G. White III	10,310	-0-	$ 95.74	12/12/2022	(1)	-0-	$ - 0-	-0-	$ -0-
	8,196	-0-	$ 119.89	12/11/2023	(2)	-0-	$ -0-	-0-	$ -0-
	7,537	-0-	$ 162.28	12/9/2024	(3)	-0-	$ -0-	-0-	$ -0-
	21,481	5,370	$ 131.60	12/9/2025	(5)	-0-	$ -0-	-0-	$ -0-
	17,902	8,949	$ 131.60	12/9/2025	(4)	-0-	$ -0-	-0-	$ -0-
	17,249	11,499	$ 175.31	12/13/2026	(7)	-0-	$ -0-	-0-	$ -0-
	8,740	13,109	$ 229.66	12/12/2027	(10)	-0-	$ -0-	-0-	$ -0-
	-0-	17,272	$ 229.66	12/12/2027	(9)	-0-	$ -0-	-0-	$ -0-
	-0-	-0-	$ -0-	12/12/2027	(14)	-0-	$ -0-	2,828	$902,273
	-0-	34,479	$ 230.09	5/1/2028	(15)	-0-	$ -0-	-0-	$ -0-
	18,119	72,473	$ 254.77	12/11/2028	(18)	-0-	$ -0-	-0-	$ -0-
	-0-	109,313	$ 304.54	12/10/2029	(20)	-0-	$ -0-	-0-	$ -0-
Brian G. Andrews	2,396	-0-	$ 119.89	12/11/2023	(2)	-0-	$ -0-	-0-	$ -0-
	2,567	-0-	$ 162.28	12/9/2024	(3)	-0-	$ -0-	-0-	$ -0-
	2,685	671	$ 131.60	12/9/2025	(5)	-0-	$ -0-	-0-	$ -0-

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	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	-0-	-0-	$ -0-	12/9/2025	(6)	190	$60,620	-0-	$ -0-
	1,705	1,136	$ 175.31	12/13/2026	(7)	-0-	$ -0-	-0-	$ -0-
	-0-	-0-	$ -0-	12/13/2026	(8)	285	$90,929	-0-	$ -0-
	864	1,295	$ 229.66	12/12/2027	(10)	-0-	$ -0-	-0-	$ -0-
	-0-	1,779	$ 229.66	12/12/2027	(13)	-0-	$ -0-	-0-	$ -0-
	691	1,036	$ 229.66	12/12/2027	(10)	-0-	$ -0-	-0-	$ -0-
	-0-	-0-	$ -0-	12/12/2027	(12)	326	$104,010	-0-	$ -0-
	-0-	4,310	$ 230.09	5/1/2028	(15)	-0-	$ -0-	-0-	$ -0-
	3,624	14,494	$ 254.77	12/11/2028	(18)	-0-	$ -0-	-0-	$ -0-
	-0-	20,940	$ 304.54	12/10/2029	(20)	-0-	$ -0-	-0-	$ -0-
Daniel G. McBride	11,807	-0-	$ 162.28	12/9/2024	(3)	-0-	$ -0-	-0-	$ -0-
	17,902	8,949	$ 131.60	12/9/2025	(4)	-0-	$ -0-	-0-	$ -0-
	27,173	6,793	$ 131.60	12/9/2025	(5)	-0-	$ -0-	-0-	$ -0-
	17,249	11,499	$ 175.31	12/13/2026	(7)	-0-	$ -0-	-0-	$ -0-
	8,740	13,109	$ 229.66	12/12/2027	(10)	-0-	$ -0-	-0-	$ -0-
	-0-	17,272	$ 229.66	12/12/2027	(9)	-0-	$ -0-	-0-	$ -0-
	-0-	-0-	$ -0-	12/12/2027	(14)	-0-	$ -0-	2,828	$902,273
	6,589	26,354	$ 254.77	12/11/2028	(18)	0	$ -0-	-0-	$ -0-
	-0-	30,664	$ 304.54	12/10/2029	(20)	0	$ -0-	-0-	$ -0-
Holly R. Sheffield	4,382	13,146	$ 226.30	6/4/2028	(16)	0	$ -0-	-0-	$ -0-
	-0-	-0-	$ -0-	6/4/2028	(17)	3,314	$1,057,332	-0-	$ -0-
	2,471	9,882	$ 254.77	12/11/2028	(18)	0	$ -0-	-0-	$ -0-
	-0-	-0-	$ -0-	12/11/2028	(19)	2,355	$751,363	-0-	$ -0-
	-0-	24,049	$ 304.54	12/10/2029	(20)	0	$ -0-	-0-	$ -0-
Robert D. Auerbach, M.D. (22)	1,208	1,208	$ 131.60	12/9/2025	(5)	0	$ -0-	-0-	$ -0-
	-0-	-0-	$ -0-	12/9/2025	(6)	342	$109,115	-0-	$ -0-
	1,022	1,023	$ 175.31	12/13/2026	(7)	0	$ -0-	-0-	$ -0-
	-0-	-0-	$ -0-	12/13/2026	(8)	314	$100,182	-0-	$ -0-
	864	863	$ 229.66	12/12/2027	(10)	0	$ -0-	-0-	$ -0-
	-0-	-0-	$ -0-	12/12/2027	(12)	218	$69,553	-0-	$ -0-
	-0-	-0-	$ -0-	12/12/2027	(12)	87	$ 27,757	-0-	$ -0-
	-0-	-0-	$ -0-	12/12/2027	(11)	592	$188,878	-0-	$ -0-
	1,648	1,647	$ 254.77	12/11/2028	(18)	0	$ -0-	-0-	$ -0-
	-0-	-0-	$ -0-	12/11/2028	(19)	393	$125,387	-0-	$ -0-
	-0-	-0-	$ -0-	12/10/2029	(21)	755	$240,883	-0-	$ -0-

(1)	Options were granted on December 12, 2012 and became vested and exercisable in equal portions on each of the first through fifth anniversaries of the date of grant.

(2)	Options were granted on December 11, 2013 and become vested and exercisable in equal portions on each of the first through fifth anniversaries of the date of grant.

(3)	Options were granted on December 9, 2014 and become vested and exercisable in equal portions on each of the first through fifth anniversaries of the date of grant.

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(4)	Options were granted on December 9, 2015 and become vested and exercisable in equal portions on each of the third, fourth and fifth anniversaries of the date of grant.

(5)	Options were granted on December 9, 2015 and become vested and exercisable in equal portions on each of the first through fifth anniversaries of the date of grant.

(6)

Award granted as RSUs on December 9, 2015 and valued at $319.05 per share, the closing price of our stock on October 31, 2020. The units vest in equal portions on each of January 8, 2017, January 8, 2018, January 8, 2019, January 8, 2020, and January 8, 2021.

(7)	Options were granted on December 13, 2016 and become vested and exercisable in equal portions on each of the first through fifth anniversaries of the date of grant.

(8)

Award granted as RSUs on December 13, 2016 and valued at $319.05 per share, the closing price of our stock on October 31, 2020. The units vest in equal portions on each of January 8, 2018, January 8, 2019, January 8, 2020, January 8, 2021, and January 8, 2022.

(9)	Options were granted on December 12, 2017 and become vested and exercisable in full on the third anniversary of the date of grant.

(10)	Options were granted on December 12, 2017 and become vested and exercisable in equal portions on each of the first through fifth anniversaries of the date of grant.

(11)	Award granted as RSUs on December 12, 2017 and valued at $319.05 per share, the closing price of our stock on October 31, 2020. The units vest in full on February 1, 2021.

(12)

Award granted as RSUs on December 12, 2017 and valued at $319.05 per share, the closing price of our stock on October 31, 2020. The units vest in equal portions on each of January 8, 2019, January 8, 2020, January 8, 2021, January 8, 2022, and January 8, 2023.

(13)	Options were granted on December 12, 2017 and become vested and exercisable in full on February 1, 2021.

(14)

Performance share awards granted on December 12, 2017 which will vest depending on the achievement of specified levels of growth in earnings per share for the 2020 fiscal year. Share amounts represent maximum payout amounts (150% of target) and are valued at $319.05 per share, the closing price of our stock on October 31, 2020.

(15)	Options were granted on May 1, 2018 and become vested and exercisable in equal portions on each of the third through fifth anniversaries of the date of grant.

(16)	Options were granted on June 4, 2018 and become vested and exercisable in equal portions on each of the second through fifth anniversaries of the date of grant.

(17)

Award granted as RSUs on June 4, 2018 and valued at $319.05 per share, the closing price of our stock on October 31, 2020. The units vest in equal portions on the second through fifth anniversaries of the date of grant.

(18)	Options were granted on December 11, 2018 and become vested and exercisable in equal portions on each of the first through fifth anniversaries of the date of grant.

(19)

Award granted as RSUs on December 11, 2018 and valued at $319.05 per share, the closing price of our stock on October 31, 2020. The units vest in equal portions on each of January 8, 2020, January 8, 2021, January 8, 2022, January 8, 2023, and January 8, 2024.

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(20)	Options were granted on December 10, 2019 and become vested and exercisable in equal portions on each of the first through fifth anniversaries of the date of grant.

(21)

Award granted as RSUs on December 10, 2019 and valued at $319.05 per share, the closing price of our stock on October 31, 2020. The units vest in equal portions on each of January 8, 2021, January 8, 2022, January 8, 2023, January 8, 2024, and January 8, 2025.

(22)

Dr. Auerbach retired as of February 1, 2021. All unvested awards were forfeit upon termination of employment and all exercisable stock options remain exercisable for a period of three years from the date of his retirement.

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OPTION EXERCISES AND STOCK VESTED TABLE

The following table details the number of shares acquired by our NEOs on exercise of stock options or release of shares upon vesting of Performance Share and Restricted Stock Unit awards during the 2020 fiscal year.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Albert G. White III	-0-	$0.00	3,016	$1,037,524

Brian G. Andrews	-0-	$0.00	1,150	$387,476
Daniel G. McBride	-0-	$0.00	3,272	$1,121,402

Holly R. Sheffield	-0-	$0.00	1,694	$539,801
Robert D. Auerbach, M.D.	-0-	$0.00	2,573	$855,857

PENSION BENEFITS TABLE

Credited service and value of the accumulated benefits payable to our NEOs as of October 31, 2020 under our Retirement Income Plan at the normal retirement age of 65 are as follows:

Name	Plan Name	Years of Credited Service	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year
Albert G. White III	Retirement Income Plan	13.50	$416,019	$-0-

Brian G. Andrews	Retirement Income Plan	13.50	$291,412	$-0-
Daniel G. McBride	Retirement Income Plan	14.67	$509,174	$-0-

Holly R. Sheffield (2)	Retirement Income Plan	1.33	$47,857	$-0-
Robert D. Auerbach, M.D.	Retirement Income Plan	14.50	$572,571	$-0-
(1)	Present value is calculated as of the October 31, 2020 measurement date and is based on a 2.78% discount rate and the Pri-2012 mortality rates with projection scale MP-2020.

(2)	As of fiscal year end, Ms. Sheffield is not yet vested in the retirement income plan.

Narrative to Pension Benefits Table

The Company’s Retirement Income Plan (the “Plan”) was adopted in December 1983. The majority of the Company’s U.S. employees who work at least 1,000 hours per year and were hired before August 1, 2019 are covered by the Plan. For services performed after December 31, 1988, members are entitled to an annual retirement benefit equal to 0.60% of base annual compensation up to $10,000 and 1.20% of base annual compensation which exceeds $10,000 but is not in excess of the applicable annual maximum compensation permitted to be taken into account under Internal Revenue Service guidelines for each year of service. Furthermore, current active members are

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entitled to an annual retirement benefit equal to 1.20% of base annual compensation up to the applicable annual maximum compensation for each year of service in excess of 35 Plan Years of service. For service prior to January 1, 1989, members are entitled to an annual retirement benefit equal to 0.75% of base annual compensation up to the Social Security Wage Base in effect that year and 1.50% of base annual compensation in excess of the Social Security Wage Base for each year of service.

Based on the current accumulated benefits for our NEOs, the estimated annual benefits payable under this Plan upon retirement (at the normal retirement age of 65) are as follows:

Officer	Estimated Annual Benefits Payable
Albert G. White III	$88,161

Brian G. Andrews	$113,277
Daniel G. McBride	$74,659

Holly R. Sheffield (1)	$56,025
Robert D. Auerbach, M.D.	$58,381

(1)	As of fiscal year end, Ms. Sheffield is not yet vested in the retirement income plan.

POTENTIAL PAYMENTS UPON TERMINATION ON CHANGE IN CONTROL

Our executive employment agreements with our NEOs provide for post-employment compensation in the event their employment terminates for specified reasons.

Termination Without Cause or Resignation for Good Reason. In the event of termination of employment without Cause or resignation with Good Reason (as defined in the relevant agreements) each NEO, other than Dr. Auerbach, is entitled to a severance payment equal to 24 months of base salary (paid in continuing installments on the Company’s ordinary payroll schedule), the target value of their annual cash bonus earned under our Incentive Payment Plan for the year in which employment terminates (paid as a lump sum), reimbursement of monthly COBRA premiums for up to 24 months, and the value of their accumulated pension benefits. Additionally, the Named Executive Officer will have one year to exercise any currently outstanding and exercisable stock options and all time-vesting equity awards which would have vested within 12 months (or 24 months in the case of Messrs. White and McBride) after the termination date will be accelerated.

Termination in Connection with a Change in Control. In the event of termination of employment without Cause, or resignation with Good Reason, within 3 months prior to or 12 months following a Change in Control (as defined in the relevant agreements), each NEO, other than Dr. Auerbach, is entitled to a severance payment equal to 36 months of base salary (paid in continuing installments on the Company’s ordinary payroll schedule), the target value of their annual cash bonus earned under our Incentive Payment Plan for the year in which employment terminates (paid in a lump sum), reimbursement of monthly COBRA premiums for up to 36 months, and the value of their accumulated pension benefits. Additionally, all outstanding equity awards will be accelerated, with any performance share awards to be paid at the target value (unless otherwise specified in the underlying award agreement).

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In addition, the executive employment agreements include an Internal Revenue Code (“Code”) Section 280G “best pay” provision pursuant to which in the event any payments or benefits received by the NEO would be subject to an excise tax under Code Section 4999, they will receive either the full amount of such payments or a reduced amount such that no portion of the payments is subject to the excise tax, whichever results in the greater after-tax benefit to the executive.

Termination on Death or Disability. In the event employment is terminated due to the death or disability of the NEO (other than Dr. Auerbach), the Named Executive Officer, or their estate, would be entitled to payment of the NEO’s target cash bonus payable under the Incentive Payment Plan and any amounts due to the NEO at the time of termination of employment. Additionally, outstanding equity awards will be accelerated on a pro-rata basis and the NEO, or their estate, will have one year to exercise any currently outstanding and exercisable stock options.

The receipt of all of the foregoing severance payments and benefits (excluding payments and benefits received upon death or disability) is subject to the NEO’s continued compliance with all of their obligations to the Company, including under each NEO’s confidential information agreement with the Company, and the NEO’s execution and delivery of a release of claims in favor of the Company.

The following table provides estimated payments to our NEOs if termination of employment occurred on October 31, 2020. Values in the table reflect cash severance plus the value of equity awards that would be exercisable on a termination of employment. Equity award value is based on a stock price of $319.05, which was the closing price of our common stock on October 30, 2020 (the last trading day on the NYSE prior to October 31, 2020).

	Termination without Cause / Resignation with Good Reason	Change in Control	Death / Disability
Albert G. White III	$48,114,415	$36,701,853	$30,829,060

Brian G. Andrews	$4,577,074	$6,631,155	$4,238,288
Daniel G. McBride	$24,289,259	$27,406,740	$23,494,922

Holly R. Sheffield	$3,116,289	$6,488,760	$2,842,257

Retirement of Dr. Auerbach

On July 1, 2020, we entered into a Transition and Retirement Agreement (the “TRA”), effective July 8, 2020, with Dr. Auerbach, which provides for his resignation as President of CooperSurgical, effective July 13, 2020, and his continuation with us as Special Advisor to the Chief Executive Officer until his retirement on February 1, 2021 (the “Retirement Date”). The TRA provided that Dr. Auerbach continued to receive his current salary through the Retirement Date and remained eligible for his performance bonus for fiscal 2020 under the IPP (as discussed in more detail in the Compensation Discussion and Analysis on page 19). Following his Retirement Date, (i) we will reimburse Dr. Auerbach for monthly COBRA health insurance premiums during the twenty-four month period following the Retirement Date in exchange for certain non-competition obligations over that period, (ii) we paid Dr. Auerbach severance in a lump sum equal to $25,000 (less required withholdings, the “Severance Payment”), subject to his execution and non-revocation of a release, and (iii) Dr. Auerbach’s vested stock options will remain exercisable until the earlier of the third anniversary of the Retirement Date or the original expiration date.

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CEO PAY RATIO

The ratio of our CEO’s total annual compensation to the median annual total compensation of all employees excluding the CEO (the “CEO Pay Ratio”) is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

To identify the median employee, we evaluated the base salary of all employees globally (other than our Chief Executive Officer) as of November 30, 2018. We believe this measure most reasonably reflects the typical annual compensation of our employee population and was consistently applied for all employees, and we have not had such changes to our employee population or employee compensation arrangements that would cause us to reasonably believe would result in a significant change to our pay ratio disclosure.

For employees paid other than in U.S. dollars, base salary amounts were converted from local currency to USD based on exchange rates at November 30, 2018. We did not exclude any non-U.S. employees under the de minimis or other exceptions set forth in Item 402(u) of Regulation S-K, and we did not make any cost-of-living adjustments. Once the median employee was identified, we calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table.

As calculated, we determined:

•	The annual total compensation of our median-paid employee was $40,271.

•	The annual total compensation of our Chief Executive Officer was $9,584,027 (as described above in the Summary Compensation Table on page 36).

•	The ratio of CEO compensation to the median of the annual total compensation of all our employees was 238:1.

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DIRECTOR COMPENSATION

Directors of a publicly traded company have substantial responsibilities and time commitments, and with ongoing changes in corporate governance standards, highly qualified and experienced directors are in high demand; therefore, we seek to provide suitable economic incentives for our directors and to compensate them appropriately for their continued performance, increased responsibilities, and dedication. This compensation applies only to our Non-Employee Directors. Members of the Board who are also our employees receive no additional compensation for their service as directors.

The OCC reviews and recommends compensation amounts for our Non-Employee Directors, and the full Board approves compensation based on these recommendations. The OCC considers director responsibilities, compensation practices of our peer companies, and recommendations from Compensia (its independent compensation consultant) in making Non-Employee Director compensation program recommendations to the Board. Compensation levels are reviewed at least annually and modified as the Board considers necessary or appropriate.

COMPONENTS OF DIRECTOR COMPENSATION

Cash Compensation

Our Non-Employee Directors receive an annual retainer for their service, and directors who also serve as the Chair of a committee of the Board receive an additional annual retainer in recognition of this additional responsibility. The Non-Employee Directors also receive payment for each meeting attended, for time spent on company business, and for one day of travel in connection with meetings.

Annual Retainer:
Directors	$30,000
Non-Executive Lead Director	$40,000
Chairman of the Board	$125,000
Annual Retainer for Service as a Committee Chair:
Audit Committee	$17,500
Corporate Governance & Nominating Committee	$10,000
Organization & Compensation Committee	$12,000
Attendance at Meetings of the Board & its Committees:
$1,000 – $2,000 (per meeting)
Additional Cash Compensation for Service:
Travel Days (one per set of scheduled meetings)	$2,000
Other time spent on Company business (per hour)	$250

Directors appointed to, or resigning from, the Board mid-year are entitled to a prorated portion of the annual retainer based on the number of months of service provided for the fiscal year in which they enter or leave service, rounded to the nearest whole month.

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Equity Compensation

Our Non-Employee Directors are eligible to receive annual equity awards in the form of restricted stock units (“RSUs”) under the Company’s 2020 Long-Term Incentive Plan for Non-Employee Directors (the “2020 Directors’ Plan”) with a total grant date value of $270,000 (or $283,500 and $297,000 in the case of the Lead Director and Chairman, respectively). These grants are awarded annually on April 1st and vest in full on the first anniversary of the date of grant. If a director ends their term of service prior to the vesting date the number of shares released under the award will be prorated according to the portion of the year actually served and the prorated number of shares will be released on the original vesting date. If a director’s service was terminated for Cause, as defined in the 2020 Directors’ Plan, they would forfeit the award.

STOCK OWNERSHIP REQUIREMENTS

The Board has adopted stock ownership requirements for Non-Employee Directors. The Board adopted this requirement to strengthen the relationship between director and stockholder interests, and under the current requirements Non-Employee Directors must hold shares of our common stock valued at five times their annual retainer.

Shares held must be free of restrictions to meet ownership requirements, and until the required ownership values are met the Non-Employee Directors must retain 100% of the shares of common stock received on vesting of stock awards or on exercise of stock options. All of the Non-Employee Directors complied with the applicable ownership requirements during fiscal 2020, with the exception of Ms. Madden who was not a member of the Board during fiscal 2020.

DIRECTOR COMPENSATION TABLE

The following table sets forth the total compensation paid to the Non-Employee Directors for their service on the Board and its committees during the 2020 fiscal year. At present, the Non-Employee Directors are not eligible to participate in our pension programs and no deferred compensation or non-equity incentive plans are available to the Non-Employee Directors.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)(3)	Total
A. Thomas Bender	$442,142	$297,078	$739,221
Allan E. Rubenstein, M.D.	$320,082	$283,426	$603,508
Colleen E. Jay	$313,295	$270,046	$583,341
William A. Kozy	$317,795	$270,046	$587,841
Jody S. Lindell	$324,795	$270,046	$594,841
Teresa S. Madden(4)	n/a	n/a	n/a
Gary S. Petersmeyer	$309,295	$270,046	$579,341
Robert S. Weiss	$292,295	$270,046	$562,341

(1)

Fees earned represent all cash compensation paid to the Non-Employee Directors for their service during the most recent fiscal year. This amount includes the cash settlement of phantom stock awards granted on May 21, 2019 granting the right to receive a cash

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payment equivalent to the value of 913 shares of our common stock (or 958 shares for Dr. Rubenstein and 1,004 shares for Mr. Bender) valued at the closing price on April 1, 2020.

(2)

Represents the aggregate grant date fair value of restricted stock units granted on April 1, 2020 under the 2020 Directors’ Plan to all of the Non-Employee Directors. The April 2020 grants provided the right to receive 989 shares to all Non-Employee Directors on April 1, 2021, with the exception that:

•	Dr. Rubenstein, as Lead Director, received an award providing the right to receive 1,038 shares; and
•	Mr. Bender, as Chairman of the Board, received an award providing the right to receive 1,088 shares.

The amounts shown reflect compensation costs recognized in our financial statements in accordance with ASC 718. For a discussion of valuation assumptions, see Note 9, Stock Plans, in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended October 31, 2020.

(3)	At October 31, 2020, each Non-Employee Director also had the following stock options outstanding from awards in prior years:

Name	Outstanding Stock Options
A. Thomas Bender	10,000
Allan E. Rubenstein, M.D.	-
Colleen E. Jay	1,766
William A. Kozy	1,766
Jody S. Lindell	13,591
Teresa S. Madden	-
Gary S. Petersmeyer	4,864
Robert S. Weiss	190,241

(4)	Ms. Madden joined the Board in December 2020 and earned no compensation during the 2020 fiscal year.

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PROPOSAL 1 — ELECTION OF DIRECTORS

Our Bylaws require that we have a minimum of six and maximum of eleven directors serving on the Board. The Board sets the size of the board annually prior to the Annual Meeting and has fixed the number of directors to be elected at the 2021 Annual Meeting at seven.

The names of the nominees presented for election as directors are listed below, along with information regarding when they joined the Board, their present principal occupation, recent business experience, and their service on other companies’ boards of directors. Each nominee listed below currently serves on the Board and there are no family relationships between any of the nominees, or between the nominees and any of our officers.

Each nominee, if elected, will serve as a director until the next Annual Meeting or until their successor is duly elected and qualified. All of the nominees listed below have given their consent to be named as nominees for election and have indicated their intention to serve if they are elected. The Board does not anticipate that any of the nominees will be unable to serve as a director, but in the event that a nominee is unable to serve, the Board may either propose an alternate nominee or elect to reduce the size of the Board. If an alternative nominee is proposed, proxies will be voted for the alternative nominee.

After many years of dedicated service to the Company and its stockholders, both A. Thomas Bender and Allan E. Rubenstein are retiring from the Board and will not be standing for re-election at the 2021 Annual Meeting.

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THE NOMINEES

COLLEEN E. JAY	JOINED THE BOARD: 2016
AGE: 58

Business Experience: Ms. Jay served as a Global Division President for Procter and Gamble until her retirement in October 2017. Her most recent operational assignment was President, Global Beauty Specialty Business at Procter & Gamble from 2015 where she was responsible for the Wella Professional Salon, Cosmetics, Retail Hair Color, and Fragrance businesses, and the successful divestiture of them. Prior to that, Ms. Jay led the multi-billion dollar Global Retail Hair Care and Color division of Procter & Gamble from 2012 to 2015 and the Global Female Beauty division from 2010 to 2012. She also served as Vice President & General Manager, Greater China Feminine Care, Personal Cleansing, Oral Care & Entire China Marketing Function, based in Guangzhou, China, from 2006 to 2009, where she was responsible for businesses with a combined value of over $1 Billion. She worked in various positions with Procter & Gamble since July 1985 and has led operational units in the United States, Canada, China, and Switzerland (including leading global businesses) during the course of her career. Ms. Jay has also volunteered at Catalyst, Inc., a non-profit organization dedicated to improving workplace inclusion for women.

INDEPENDENT DIRECTOR

CHAIR – ORGANIZATION &
COMPENSATION COMMITTEE

MEMBER – CORPORATE GOVERNANCE
& NOMINATING COMMITTEE

Other Directorships and Memberships: Ms. Jay serves on the board of Treasury Wine Estates (ASX:TWE), a publicly traded company making and selling wine for the global market.

Qualifications to Serve: Ms. Jay has almost 35 years of experience within the consumer goods industry, including over 15 years of experience as a senior executive. She has first-hand experience with leading large, complex international business operations, including direct responsibility for operations in China and Europe, giving her a strong background in international business, including strategy, sales and marketing, regulatory challenges, and cultural differences in various markets. She brings strong operational, consumer branding and global perspective to the Board that assists with understanding and analyzing our markets and global expansion. The Corporate Governance & Nominating Committee considers these factors important to their decision to recommend Ms. Jay for re-election to the Board.

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WILLIAM A. KOZY	JOINED THE BOARD: 2016
AGE: 69

Business Experience: Mr. Kozy served as the Chief Operating Officer of Becton Dickinson (NYSE: BDX) from 2012 until his retirement in 2016, and as its Executive Vice President from 2006 until 2016. He also served as a member of the corporate Leadership Team for Becton Dickinson and in various executive roles since 1988, including Senior Vice President of Company Operations from 1998 until 2002, President of BD Diagnostics from 2002 through 2006, President of the BD Biosciences segment from 2006 to 2009 and head of BD Medical from 2009 through 2011.

INDEPENDENT DIRECTOR

CHAIR – CORPORATE GOVERNANCE &
NOMINATING COMMITTEE

MEMBER –AUDIT COMMITTEE;
ORGANIZATION & COMPENSATION
COMMITTEE

Other Directorships and Memberships: Mr. Kozy the chairman of the board of directors of LivaNova PLC (NASDAQ:LIVN), a publicly traded medical device company focused on neurological and cardiovascular medicine. He also serves on the nominating and corporate governance committee. He also serves as a senior advisor to McKinsey & Company, a global management firm, with a focus on mergers and acquisitions.

Qualification to Serve: Mr. Kozy has over 40 years of experience in the medical technology industry. Prior to serving as Chief Operating Officer for Becton Dickinson, key business worldwide leadership assignments included responsibilities for the Biosciences, Diagnostic, and Medical segments of the company. He is the only leader in Becton Dickinson history to have led all three segments of the company in his career. He also brings corporate experience leadership from Becton Dickinson in other areas: innovation systems, company manufacturing, and Becton Dickinson’s first ERP implementation. Overall, Mr. Kozy brings depth of general management experience in business strategy, operations, and financial performance to this role. Additionally, he has significant experience in merger and acquisition activity, with integration as an area of executive focus. The Corporate Governance & Nominating Committee considers these factors important to their decision to recommend Mr. Kozy for re-election to the Board.

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JODY S. LINDELL	JOINED THE BOARD: 2006
AGE: 69

Business Experience: Ms. Lindell is President and Chief Executive Officer of S.G. Management, Inc., an asset management company she has headed since 2000. Until May 2000, Ms. Lindell was a partner with KPMG LLP where she served as Partner-In-Charge of the Industrial Markets and Healthcare and Life Sciences practices for the Western Area. Ms. Lindell is also a Certified Public Accountant (inactive).

Other Directorships and Memberships: Ms. Lindell served as a director, and on the audit and director’s loan committees, for First Republic Bank, a publicly traded financial institution, until September 2007. First Republic Bank was acquired in 2007, underwent a management led buyout in mid-2010 and again became publicly traded (NYSE: FRC) in December 2010. Ms. Lindell continued to serve as a director for First Republic Bank through May 2017. She also served on the board of directors of PDL BioPharma (NasdaqGS: PDLI) from March 2009 through October 2018.

INDEPENDENT DIRECTOR; AUDIT
COMMITTEE FINANCIAL EXPERT

CHAIR – AUDIT COMMITTE

MEMBER – CORPORATE GOVERNANCE
& NOMINATING COMMITTEE

Qualifications to Serve: Ms. Lindell’s experience as a partner with KPMG and her accounting background bring valuable knowledge of finance and accounting regulations to our Board and Audit Committee. She is qualified as an Audit Committee Financial Expert under the SEC rules and has experience with the review and analysis of financial statements and operational risk, both through her accounting background and her experience with public company audit committees. Ms. Lindell has also gained a good working knowledge and understanding of our business and operations during her term of service on the Board, which provides efficiency and continuity. The Corporate Governance & Nominating Committee considers these factors important to their decision to recommend Ms. Lindell for re-election to the Board.

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TERESA S. MADDEN	JOINED THE BOARD: 2020
AGE: 64

Business Experience: Ms. Madden served as Executive Vice President and Chief Financial Officer of Xcel Energy, Inc. (NASDAQ:XEL), an electric and natural gas utility, from 2011 until her retirement in 2016. She joined Xcel in 2003 as Vice President, Finance, Customer & Field Operations and was named Vice President and Controller in 2004. Previously, she served as Controller for Rogue Wave Software, Inc. from 2000 to 2003 and as Controller for New Century Energies and Public Service Company of Colorado, predecessor companies of Xcel Energy. Ms. Madden holds a Bachelor of Science in Accounting from Colorado State University and a Master of Business Administration from Regis University.

INDEPENDENT DIRECTOR; AUDIT
COMMITTEE FINANCIAL EXPERT

MEMBER –AUDIT COMMITTEE

Other Directorships and Memberships: Ms. Madden serves on the board of Enbridge, Inc. (NYSE: ENB) and serves on the governance committee and as chair of the audit, finance and risk committee. She previously served as a director for Peabody Energy Corporation (NYSE:BTU) from 2017 to 2020 where she served on the health, safety, security & environmental committee and as chair of the audit committee.

Qualifications to Serve: Ms. Madden’s extensive experience in financial leadership roles and service with the audit committees of public company boards brings valuable accounting knowledge to the Board. She is also qualified as an Audit Committee Financial Expert under the SEC rules and has experience with the review and analysis of financial statements and operational risk, both through her accounting background and her experience with public company audit committees. The Corporate Governance & Nominating Committee considers these factors important to their decision to recommend Ms. Madden for election to the Board.

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GARY S. PETERSMEYER	JOINED THE BOARD: 2013
AGE: 73

Business Experience: Mr. Petersmeyer currently serves as a consultant to companies in the pharmaceutical and medical device industries. Most recently he co-founded Aesthetic Sciences Corporation in 2004 and served as the Chief Executive Officer and Chairman until December 2010. Prior to that he served as President and Chief Operating Officer of Pherin Pharmaceuticals, Inc. from 2000 to 2001 and as President and Chief Operating Officer of Collagen Corporation, Inc. from 1995 to 1997 and as Chief Executive Officer from 1997 to 1999. From 1976 to 2000 he served in various management positions for pharmaceutical and medical device companies.

INDEPENDENT DIRECTOR

MEMBER –AUDIT COMMITTEE;
ORGANIZATION & COMPENSATION
COMMITTEE

Other Directorships and Memberships: Mr. Petersmeyer served as a director and member of the compensation and audit committees of Omnicell, Inc. (NASDAQ: OMCL) from January 2007 through February 2019. He also served as director and chairman of the board of Cardica, Inc. (NASDAQ: CRDC) through November 2015. He has previously served on the boards of Visx Incorporated and Roxro Pharmaceuticals prior to their acquisitions. He also served as chairman of the board for Positive Coaching Alliance, a non-profit organization dedicated to improving youth sports.

Qualifications to Serve: Mr. Petersmeyer has served as the CEO or President of four companies in the medical device and pharmaceuticals industry and has over 35 years of industry experience in leadership positions. He has extensive knowledge and experience in global markets, including the United States, Asia, and Europe. His expertise includes financial, research and regulatory strategy, and business development with an emphasis on growth, new product lines, and leadership development. He has extensive experience as a director and has experience with service on compensation and audit committees. The Corporate Governance & Nominating Committee considers these factors important to their decision to recommend Mr. Petersmeyer for re-election to the Board.

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ROBERT S. WEISS	JOINED THE BOARD: 1996
AGE: 74

Business Experience: Mr. Weiss served as our President from March 2008 and as our Chief Executive Officer from November 2007 until his retirement in May 2018. He also served as President of CooperVision, our contact lens subsidiary, from March 2007 to February 2008. He previously served as our Chief Operating Officer from January 2005 to October 2007 and as Executive Vice President from October 1995 to October 2007. He served as our Chief Financial Officer from September 1989 to January 2005. He served as our Treasurer from 1989 to March 2002. Since joining us in 1977, he has held a number of finance positions both with us and Cooper Laboratories, Inc. (our former parent).

NON-INDEPENDENT DIRECTOR

FORMER CHIEF EXECUTIVE OFFICER

Other Directorships and Memberships: Mr. Weiss served as a director of Accuray Incorporated (Nasdaq: ARAY), a company that develops, manufactures, and sells precise, innovative tumor treatment solutions that set the standard of care with the aim of helping patients live longer, better lives, until November 2019. He served on its nominating and governance committee and on its audit committee. He is also a member of the Board of Trustees of the University of Scranton in Pennsylvania and serves on its finance, advancement, and audit committees.

Qualifications to Serve: As our former Chief Executive Officer and with over 40 years of experience with the Company, Mr. Weiss provides the benefit of personal perspective on our business, awareness of our peers and our industry, and an understanding of the strategic goals for our Company that is important to the Board in making decisions regarding the direction of our business. He provides leadership, extensive knowledge of our Company, and business, operating, and policy experience to our Board. The Corporate Governance & Nominating Committee considers these factors important to their decision to recommend Mr. Weiss for re-election to the Board.

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ALBERT G. WHITE III	JOINED THE BOARD: 2018
AGE: 51

Business Experience: Mr. White has served as President & Chief Executive Officer, and as a member of our Board of Directors, since May 2018. Previously, he served as Chief Financial Officer from November 2016 until his appointment as CEO and he also served as Executive Vice President and Chief Strategy Officer, positions he held from December 2015 and July 2011, respectively. From August 2015 to May 2018, Mr. White also directed CooperSurgical, our women’s healthcare business, and served as Chief Executive Officer of Cooper Medical, Inc., the parent company to CooperSurgical, Inc. Previously, he served as Vice President, Investor Relations from November 2007 through March 2013 and as Vice President and Treasurer from April 2006 through December 2012. Prior to joining the Company, Mr. White was a Director with KeyBanc Capital Markets for three years and held a number of leadership positions within KeyBank National Association over the prior eight years.

NON-INDEPENDENT DIRECTOR

PRESIDENT & CHIEF EXECUTIVE
OFFICER

Other Directorships and Memberships: Mr. White does not hold any external directorships.

Qualifications to Serve: As our current Chief Executive Officer, Mr. White provides the Board with a direct connection to senior management and the benefit of management’s perspective on our business and immediate strategic goals. He provides leadership, extensive knowledge of our Company, and insight on the day to day operation of the business. The Corporate Governance & Nominating Committee considers these factors important to their decision to recommend Mr. White for re-election to the Board.

The Board of Directors unanimously recommends that you vote FOR each of the nominees for director presented above.

Nominees for director will be elected by a majority of the votes cast in person or by proxy at the Annual Meeting. The number of votes cast FOR a nominee must exceed the number of votes cast AGAINST. Abstentions and broker non-votes will not be counted as votes cast either for or against the nominee and therefore will not affect the outcome of the director elections.

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PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the work of our independent auditors for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditors report directly to the Committee.

The Audit Committee has appointed the firm of KPMG LLP (“KPMG”) to act as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending October 31, 2021. This appointment will continue at the pleasure of the Audit Committee and is presented to the stockholders for ratification as a matter of good governance. In the event that this appointment is not ratified by our stockholders, the Audit Committee will consider that fact when it selects our independent auditor for the following fiscal year.

The Company was incorporated in 1980 and KPMG was engaged to serve as our independent registered public accounting firm in 1982.

All engagements of KPMG for any audit or non-audit services are subject to pre-approval by the Audit Committee explicitly, or through policies and procedures developed by the Committee for this purpose.

The Audit Committee will, at least annually, review the independence and quality control procedures of KPMG, and the experience and qualifications of KPMG senior personnel that are providing audit services to the Company. In conducting its review, the Audit Committee considers:

•	written reports prepared by KPMG as are required by the PCAOB, SEC, or other accounting authorities;

•	KPMG’s independence from the Company consistent with PCAOB Rules, and the impact that any relationships or services may have on KPMG’s objectivity and independence; and

•	KPMG’s compliance with the partner rotation requirements established by the SEC.

In addition, the Committee has set clear hiring policies regarding the Company’s hiring of present or former employees of KPMG.

The Audit Committee believes that KPMG’s tenure as the Company’s independent registered public accounting firm provides distinct benefits, and in addition to the independence review, the performance evaluation considerations included:

•

The audit quality and effectiveness given the many years of experience with the Company, as KPMG has obtained significant knowledge and expertise in the Company’s global business operations, accounting policies and practices, and internal control over financial reporting;

•	KPMG’s knowledge of the Company and its control environment provides a framework for effective audit design and planning which enables cost efficient fees;

•	The retention of KPMG avoids disruption and additional education, and the substantial knowledge and familiarity required of a new auditor;

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•	Audit Committee oversight includes frequent private meetings with KPMG, without management, as well as input on the selection of the lead global partner; and

•	KPMG is an independent registered public accounting firm, subject to PCAOB inspections, peer reviews, and other PCAOB and SEC oversight.

Based on this evaluation, the Audit Committee believes that KPMG is independent and its selection is in the best interests of the Company.

A representative of KPMG is expected to attend the Annual Meeting with an opportunity to make a statement and/or respond to appropriate questions from stockholders present at the Annual Meeting.

The Board of Directors unanimously recommends that you vote FOR the ratification of KPMG LLP as our independent registered public accounting firm.

The proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the 2021 fiscal year requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect in determining the outcome of this proposal.

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PROPOSAL 3 — ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Exchange Act, we are requesting stockholder approval, on an advisory basis, of the compensation of our Named Executive Officers as presented in the Compensation Discussion and Analysis beginning on page 19 and the compensation tables and associated narrative disclosure included in the discussion of executive compensation beginning on page 36.

Our executive compensation program has been designed to retain and incentivize a talented, motivated, and focused executive team by providing compensation that is competitive within our market. We believe that our executive compensation program provides an appropriate balance between salary and “at-risk” forms of incentive compensation, as well as a mix of incentives that encourage executive focus on both short-term and long-term goals as a company without encouraging inappropriate risks to achieve performance.

In addition to annual review of our overall programs by our Organization & Compensation Committee, we have presented this advisory vote to our stockholders on an annual basis since 2011. The OCC considers these results when setting our compensation practices and continues to take steps to maintain alignment between NEO pay and Company performance. The next vote on the compensation of our NEOs will be held at our 2022 Annual Meeting.

Highlights of our NEO compensation for fiscal 2020 include:

•	Short-term and long-term incentives make a significant portion of executive compensation dependent on our performance as a company;

•	Agreements with our NEOs include a “double-trigger” for any compensation on termination of employment resulting from a change in control; and

•	We maintain Stock Ownership Guidelines for our executives.

Compensation for our NEOs was set prior to the COVID-19 pandemic and achievement under our incentive programs and impacts from COVID-19 are discussed in more detail in the Compensation Discussion and Analysis beginning on page 19.

As an advisory vote, this proposal is not binding upon us as a Company. However, the OCC, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders as expressed through your vote on this proposal. The OCC will consider the outcome of this vote in making future compensation decisions for our NEOs.

Accordingly, we will present the following resolution for vote at the 2021 Annual Meeting of Stockholders:

“RESOLVED, that the stockholders of The Cooper Companies, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure as set forth in our Proxy Statement.”

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The Board of Directors unanimously recommends that you vote FOR the approval, on an advisory basis, of our executive compensation program as presented in this Proxy Statement.

The proposal to approve our Named Executive Officer’s compensation, on an advisory basis, requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect in determining the outcome of this proposal.

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OTHER MATTERS

The Board knows of no other matters to be presented at the Annual Meeting, but if any such matters properly come before the Annual Meeting, it is intended that the persons holding the accompanying proxy will vote in accordance with their best judgment.

RECOMMENDATIONS

The Board unanimously recommends that the stockholders vote:

•	FOR the election of each of the nominees for director named in this Proxy Statement;
•	FOR the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2021; and
•	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers as presented in this Proxy Statement.

When a properly executed proxy in the form enclosed with this Proxy Statement is returned, the shares will be voted as indicated or, if no directions are indicated, the shares will be voted in accordance with the recommendations of the Board.

VOTING INFORMATION

Your vote is important to us. Regardless of whether you plan to attend the meeting, we encourage you to read this Proxy Statement and the accompanying materials and to vote your shares as soon as possible to ensure that your vote is recorded. We look forward to your participation.

Who is entitled to vote at the Annual Meeting?

Our Record Date for the Annual Meeting is January 21, 2021. All stockholders who owned our stock at the close of business on the Record Date are entitled to receive proxy materials and to vote at the Annual Meeting and any continuations, adjournments or postponements thereof.

As of the Record Date, there were 49,143,100 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each outstanding share of our common stock is entitled to one vote at the Annual Meeting. You have one vote per share that you owned at the close of business on the Record Date.

How do I vote my shares?

You can vote your shares in person at the Annual Meeting or vote by proxy. The method of voting by proxy differs for shares held as a record holder and shares held in “street name.” If you hold your shares of common stock as a record holder you may vote your shares by following the instructions on the Notice, or by completing, dating, and signing the proxy card included with this Proxy Statement and promptly returning it in the pre-addressed, postage paid envelope provided to you. If phone or internet voting is available to you, instructions are included in the Notice or on your proxy card.

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If you hold your shares of common stock in “street name,” which means your shares are held of record by a broker, bank, or other nominee, you will receive the proxy materials from your broker, bank, or other nominee with instructions on how to vote your shares. Your broker, bank, or other nominee may allow you to deliver your voting instructions by phone or through the internet. If you wish to vote your shares in person you may do so by attending the Annual Meeting and requesting a ballot.

What happens if I vote my shares by proxy?

When you return a completed proxy card, or vote your shares by telephone or internet, you authorize our officers listed on the proxy card to vote your shares on your behalf as you direct.

If you sign and return a proxy card, but do not provide instructions on how to vote your shares, the designated officers will vote on your behalf as recommended by the Board:

•	Shares will be voted FOR each of the individuals nominated to serve as directors;

•	Shares will be voted FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2021; and

•	Shares will be voted FOR the compensation of our Named Executive Officers as described in this Proxy Statement.

Can I change or revoke my vote after I return my proxy card or voting instructions?

If you choose to vote your shares by proxy, you may revoke or change your vote at any time prior to the casting of votes at the Annual Meeting. To revoke or change your vote, you may take any of the following actions:

1.	Execute and submit a new proxy card bearing a later date than your original proxy card;

2.	Submit new voting instructions through telephonic or internet voting, if available to you;

3.	Notify Mark J. Drury, Secretary of the Company, in writing that you wish to revoke your proxy; or

4.	Vote your shares in person at the Annual Meeting.

Attending the Annual Meeting in person will not automatically revoke your proxy.

How many votes must be present to hold the Annual Meeting?

In order to conduct business and have a valid vote at the Annual Meeting a quorum must be present in person or represented by proxies. A quorum is defined as a majority of the shares outstanding on the Record Date and entitled to vote. In accordance with Delaware law and our Bylaws, broker “non-votes” and proxies reflecting abstentions will be considered present and entitled to vote for purposes of determining whether a quorum is present.

What are broker “non-votes”?

Broker “non-votes” occur when a broker is not permitted to vote on behalf of shares it holds for a beneficial owner and the beneficial owner does not provide voting instructions. Shares held in a broker’s name may be voted by the broker, but only in accordance with the rules of the NYSE. Under those rules, the broker must follow the instructions of the beneficial owner. If instructions are not provided, NYSE rules determine whether the broker may vote the shares based on its own judgment or if it is required to withhold its vote. This determination depends on the proposal being voted on. For the proposals to be presented at the Annual Meeting, broker discretionary voting is only permitted for the ratification of our independent registered public accounting firm.

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Will I have appraisal or similar dissenters’ rights in connection with the proposals being voted on at the Annual Meeting?

No. You will not be entitled to appraisal or similar dissenters’ rights in connection with the proposals to be voted on at the Annual Meeting.

OTHER Q&A

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

The SEC permits us to provide our proxy materials electronically if you have not previously requested to receive only printed materials on an ongoing basis. Accordingly, on or about February 5, 2021, we mailed a Notice of Internet Availability of Proxy Materials (“the Notice”). The Notice includes instructions on how to access the proxy materials over the internet or to request a printed copy.

The Notice was sent to our stockholders of record at January 21, 2021. All stockholders receiving the Notice have the ability to access the proxy materials electronically through the website referred to in the Notice, and they also have the option to request a printed set of the proxy materials. We encourage stockholders to take advantage of the availability of proxy materials on the internet.

Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

No. The Notice only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice and returning it. The Notice provides instructions on how to cast your vote.

Who pays for the proxy solicitation and how will the Company solicit votes?

We pay all costs associated with the solicitation of proxies, including any costs incurred by brokers and other fiduciaries to forward proxy solicitation materials to beneficial owners.

We may solicit proxies in person or by mail, telephone, facsimile, or e-mail. Proxies may be solicited on our behalf by any of our directors, officers, or employees. Additionally, we have retained the firm of D.F. King & Co., Inc. to assist with the solicitation of proxies and will pay a fee of $16,500 for this service, plus reasonable costs and expenses.

How can I communicate with the Board of Directors?

Any interested party can contact our Board to provide comments, to report concerns, or to ask a question, at the following address:

Mark J. Drury

Vice President, Secretary & General Counsel

The Cooper Companies, Inc.

6101 Bollinger Canyon Road, Suite 500

San Ramon, CA 94583

Communications are distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. You may also communicate online with our Board of Directors as a group through our website. Please refer to our website at http://investor.coopercos.com for any changes in this process.

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STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

SEC rules and our Bylaws permit stockholders to nominate directors for election and to propose other business to be considered by stockholders at the Annual Meeting under various mechanisms.

To be considered at the 2022 Annual Meeting, director nominations or other proposals must be submitted in writing to:

Mark J. Drury, Secretary

The Cooper Companies, Inc.

6101 Bollinger Canyon Road, Suite 500

San Ramon, CA 94583

Proposals to be Presented Under Rule 14a-8:

No later than October 8, 2021.

Director Nominations under Bylaw Article II, Section 16 (“Proxy Access”):

No earlier than September 8, 2021 and no later than October 8, 2021.

Proposals and Director Nominations Submitted Under Other Bylaw Provisions:

No earlier than November 17, 2021 and no later than December 17, 2021.

In the event that we set the date for the 2022 Annual Meeting more than 30 days before or more than 70 days after March 17, 2022, submissions may be made no earlier than the close of business on the 120th day prior to the announced meeting date and no later than the close of business on the later of the 90th day prior to the announced meeting date or the 10th day following our first public disclosure of the date of the meeting.

If we increase the number of directors to be elected at the 2022 Annual Meeting with less than 100 days’ notice prior to March 17, 2022, stating the size of the increase and naming all the nominees for director, then stockholder nominations for directors will be considered if the proposal is delivered to our Secretary at our principal offices no later than 10 days after we make a public announcement of the increased board size. This only applies to nominations for positions created by the increase and does not apply to nominations for current positions.

Director nominations submitted under Bylaw provisions must meet the requirements set forth in the applicable Bylaw provisions.

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

THE COOPER COMPANIES, INC. AND SUBSIDIARIES Reconciliation of Selected GAAP Results to Non-GAAP Results (In millions, except per share amounts) (Unaudited)

	Twelve Months Ended October 31,

	2020 GAAP	Adjustment		2020 Non-GAAP	2019 GAAP	Adjustment		2019 Non-GAAP

Cost of sales	$896.1	$(90.1)	A	$806.0	$896.6	$(28.2)	A	$868.4

Operating expense excluding amortization and gain on sale of an intangible	$1,085.8	$(30.9)	B	$1,054.9	$1,083.3	$(30.2)	B	$1,053.1

Amortization of intangibles	$137.2	$(137.2)	C	$—	$145.8	$(145.8)	C	$—

Gain on sale of an intangible	$—	$—		$—	$(19.0)	$19.0	D	$—

Interest expense	$36.8	$(4.0)	E	$32.8	$68.0	$(0.8)	E	$67.2

Other expense (income), net	$8.5	$(7.0)	F	$1.5	$1.3	$—		$1.3

Provision for income taxes	$28.1	$29.4	G	$57.5	$10.7	$35.1	G	$45.8

Diluted earnings per share	$4.81	$4.83		$9.64	$9.33	$3.02		$12.35

Weighted average diluted shares used	$49.6			$49.6	$50.0			$50.0

A

Fiscal 2020 GAAP cost of sales includes $90.1 million of costs primarily related to COVID-19 and other manufacturing related costs, resulting in fiscal 2020 GAAP gross margin of 63% as compared to fiscal 2020 non-GAAP gross margin of 67%. Fiscal 2019 GAAP cost of sales includes $28.2 million of costs primarily related to product transition write off costs, integration and other manufacturing related costs, resulting in fiscal 2019 GAAP gross margin of 66%, as compared to fiscal 2019 non-GAAP gross margin of 67%.

B	Fiscal 2020 and 2019 GAAP operating expense comprised of $30.9 million and $30.2 million respectively, primarily related to acquisition, integration activities and European MDR implementation costs.

C	Amortization expense was $137.2 million and $145.8 million for the fiscal 2020 and 2019 periods, respectively.

D

Fiscal 2019 gain on sale of an intangible asset relates to a gain recognized in CooperSurgical on the sale of an exclusive distribution right of the Filshie Clip System. Items A, B, C and D resulted in fiscal 2020 GAAP operating margin of 13% as compared to fiscal 2020 non-GAAP operating margin of 23%, and fiscal 2019 GAAP operating margin of 21% as compared to fiscal 2019 non-GAAP operating margin of 28%.

E

Fiscal 2020 and 2019 interest expense includes $4.0 million and $0.8 million, respectively, pertaining to the write off of debt issuance costs related to the repayment and refinancing of credit facility and term loan.

F	Fiscal 2020 other expense (income), net includes $7.0 million of losses and advances on our minority investments.

G	Fiscal 2020 and 2019 amounts represent the net change in the provision for income taxes that arise from the impact of the above adjustments.

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By Order of the Board of Directors

A. Thomas Bender

Chairman of the Board of Directors

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
Meeting Date March 17, 2021

Important Notice of Availability of Proxy Materials for the Stockholder Meeting of

THE COOPER COMPANIES, INC.

To Be Held On:

March 17, 2021 at 8:00 a.m., (P.D.T.), at the offices of The Cooper Companies, Inc.,

6101 Bollinger Canyon Road, Suite 500, San Ramon, CA 94583

COMPANY NUMBER

ACCOUNT NUMBER

CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 3/3/2021.

Please visit investor.coopercos.com/financial-information, where the following materials are available for view:

• Notice of Annual Meeting of Stockholders • Proxy Statement • Form of Electronic Proxy Card • Annual Report on Form 10-K

TO REQUEST MATERIAL:	TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: info@astfinancial.com WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials
TO VOTE:

ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

IN PERSON: You may vote your shares in person by attending the Annual Meeting.
TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call.
MAIL: You may request a card by following the instructions above. PLEASE NOTE THAT YOU CANNOT USE THIS NOTICE TO VOTE BY MAIL.

In their discretion, the proxies are authorized to vote for the election of such substitute nominee(s) for directors as such proxies may select in the event that any nominee(s) named herein become unable to serve, and on such other matters as may properly come before the meeting or any adjournments or postponements thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEMS 1 THRU 3.

1. ELECTION OF SEVEN DIRECTORS.

        Colleen E. Jay

William A. Kozy

Jody S. Lindell

Teresa S. Madden

Gary S. Petersmeyer

Robert S. Weiss

Albert G. White III

2. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for The Cooper Companies, Inc. for the fiscal year ending October 31, 2021;

3. An advisory vote on the compensation of our named executive officers as presented in the Proxy Statement; and

4. Transact any other business that may properly come up before the meeting or any continuations, adjournments or postponements thereof.

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PROXY

THE COOPER COMPANIES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MARCH 17, 2021

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of The Cooper Companies, Inc., a Delaware corporation, hereby appoints BRIAN G. ANDREWS, MARK J. DRURY, DANIEL G. MCBRIDE AND ALBERT G. WHITE III, and each of them, proxies, with full power of substitution, to vote all of the shares of common stock of The Cooper Companies, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Cooper Companies, Inc. to be held at the offices of The Cooper Companies, Inc., 6101 Bollinger Canyon Road, Suite 500, San Ramon, CA 94583 at 8:00 a.m., (P.D.T.), and at any continuations, adjournments or postponements thereof, as set forth on the reverse, and in their discretion upon any other business that may properly come before the meeting.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ITEMS 1 THRU 3, AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 4.

(Continued and to be signed on the reverse side.)

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